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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)

Depositary Shares Each Representing a 1/1000th Interest in a Share of Preferred Shares, Series C	$850,000,000	$98,770

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933.

(2)
This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the Company's Registration Statement on Form S-3 (File No. 333-185242) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-185242

PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 3, 2012)

American Express Company 850,000 Depositary Shares Each Representing a 1/1,000th Interest in a Share of 4.900% Fixed Rate/Floating Rate Noncumulative Preferred Shares, Series C

        We are offering 850,000 depositary shares, each representing a 1/1,000th interest in a perpetual 4.900% Fixed Rate/Floating Rate Noncumulative Preferred Share, Series C, $1.66 2/3 par value, with a liquidation preference of $1,000,000 per share (equivalent to $1,000 liquidation preference per depositary share) (the "Preferred Shares"). Each depositary share, evidenced by a depositary receipt, entitles the holder, through the depositary, to a proportional fractional interest in all rights and preferences of the Preferred Shares (including dividend, voting, redemption, and liquidation rights).

        We will pay cash dividends on the Preferred Shares, only when, as, and if declared by our board of directors, or a duly authorized committee of the board, out of funds legally available for such payments, (i) from the date of issuance of the Preferred Shares to, but excluding, March 15, 2020, at an annual rate of 4.900% on the liquidation preference amount of $1,000,000 per Preferred Share (equivalent to $49 per depositary share per year), semi-annually in arrears, on March 15 and September 15 of each year, beginning on September 15, 2015, and (ii) from, and including, March 15, 2020, at an annual rate equal to three-month LIBOR plus 3.285% on the liquidation preference amount of $1,000,000 per Preferred Share, quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2020 (each payment date referred to in clauses (i) and (ii), a "dividend payment date"). Dividends on the Preferred Shares will not be cumulative. Upon the payment of any dividends on the Preferred Shares, holders of depositary shares will be entitled to receive a related proportionate payment.

        We may redeem the Preferred Shares (i) in whole or in part, from time to time, on any dividend payment date on or after March 15, 2020, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined under "Description of the Preferred Shares—Optional Redemption"), in each case at a cash redemption price equal to $1,000,000 per Preferred Share (equivalent to $1,000 per depositary share) plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date. If we redeem the Preferred Shares, the depositary will redeem a proportionate number of depositary shares. Under current rules and regulations, we would need regulatory approval to redeem the Preferred Shares.

        The Preferred Shares will not have voting rights, except in the limited circumstances described under "Description of the Preferred Shares—Voting Rights" and as specifically required by the laws of the State of New York.

        The depositary shares will not be listed on any securities exchange.

        We will only issue the depositary shares in book-entry form registered in the name of a nominee of The Depository Trust Company ("DTC"), New York, New York. Beneficial interests in the depositary shares will be shown on, and transfers of such interests will be made only through, records maintained by DTC and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank SA/NV, as operator of the Euroclear system. Except as described in this prospectus supplement, we will not issue depositary shares in definitive form.

        The underwriters are offering the depositary shares for sale in those jurisdictions both inside and outside the United States where it is lawful to make such offers.

        Investing in the depositary shares involves risks. You should carefully consider the information under "Risk Factors" beginning on page S-6 of this prospectus supplement, on page 2 of the accompanying prospectus and on page 56 of our Annual Report on Form 10-K for the year ended December 31, 2014 incorporated herein by reference.

        Neither the depositary shares nor the Preferred Shares are deposits or savings accounts. These securities are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality.

	Per Depositary Share	Total
Public Offering Price(1)	$1,000	$850,000,000
Underwriting Discount	$10	$8,500,000
Proceeds to us (before expenses)(1)	$990	$841,500,000

(1)
Plus accrued dividends, if any, from March 2, 2015 to the date of delivery.

        Delivery of the depositary shares will be made on or about March 2, 2015.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Barclays	Citigroup	Credit Suisse	RBC Capital Markets	Wells Fargo Securities

Co-Managers

Lloyds Securities	MUFG	Mizuho Securities	nabSecurities, LLC	SMBC Nikko

Junior Co-Managers

Mischler Financial Group, Inc.	Williams Capital Group, L.P.

The date of this prospectus supplement is February 25, 2015.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

       This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Preferred Shares and the related depositary shares and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the Preferred Shares or the depositary shares. The description of the terms of the Preferred Shares and the related depositary shares contained in this prospectus supplement supplements the descriptions under "Description of Preferred Shares" and "Description of Depositary Shares" in the accompanying prospectus, and to the extent it is inconsistent with those descriptions, the information in this prospectus supplement replaces the information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

       When we use the terms "American Express," the "Company," "we," "us" or "our" in this prospectus supplement, we mean American Express Company and its subsidiaries, on a consolidated basis, unless we state or the context implies otherwise.

       We are responsible only for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectus issued or authorized by us. Neither we nor the underwriters have authorized anyone to provide you with any other information, and we and the underwriters take no responsibility for any other information that others may give you. We and the underwriters are offering to sell the depositary shares only under the circumstances and in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any sale of the depositary shares.

       The distribution of this prospectus supplement and the accompanying prospectus and the offering of the depositary shares in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

 SUMMARY

       The following summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information you should consider before making an investment decision. You should carefully read this prospectus supplement and the accompanying prospectus in its entirety, including the documents incorporated by reference in the foregoing documents, especially the risks of investing in our depositary shares discussed under the heading "Risk Factors" beginning on page S-6 of this prospectus supplement, on page 2 of the accompanying prospectus and on page 56 of our Annual Report on Form 10-K for the year ended December 31, 2014, and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, which are described under "Incorporation of Certain Documents by Reference" in this prospectus supplement, and any related free writing prospectus issued or authorized by us.

 The Company

       We are a global services company that provides customers with access to products, insights and experiences that enrich lives and build business success. Our principal products and services are charge and credit payment card products and travel-related services offered to consumers and businesses around the world.

       We were founded in 1850 as a joint stock association. We were incorporated in 1965 as a New York corporation. We and our principal operating subsidiary, American Express Travel Related Services Company, Inc., are bank holding companies under the Bank Holding Company Act of 1956, as amended, subject to supervision and examination by the Board of Governors of the Federal Reserve System (the "Federal Reserve").

       Our range of products and services includes charge and credit card products; expense management products and services; travel-related services; stored value/prepaid products; network services; merchant acquisition and processing, servicing and settlement, and point-of-sale, marketing and information products and services for merchants; and fee services, including fraud prevention services and the design of customized customer loyalty and rewards programs.

       Our various products and services are sold globally to diverse customer groups, including consumers, small businesses, mid-sized companies and large corporations. These products and services are sold through various channels, including direct mail, online applications, in-house and third-party sales forces and direct response advertising.

       Our general-purpose card network, card-issuing and merchant-acquiring and processing businesses are global in scope. We are a world leader in providing charge and credit cards to consumers, small businesses and corporations. These cards include cards issued by American Express as well as cards issued by third- party banks and other institutions that are accepted by merchants on the American Express network. American Express® cards permit Card Members to charge purchases of goods and services in most countries around the world at the millions of merchants that accept cards bearing our logo. At December 31, 2014, we had total worldwide cards-in-force of 112.2 million (including cards issued by third parties). For the year ended December 31, 2014, our worldwide billed business (spending on American Express cards, including cards issued by third parties) was $1,022.8 billion.

       Our executive offices are located at 200 Vesey Street, New York, New York 10285 (telephone number: 212-640-2000).

 The Offering

Issuer	American Express Company.
Offered Securities
850,000 depositary shares representing fractional interests in 850 Preferred Shares ($850,000,000 aggregate liquidation preference), with each Preferred Share having a par value of $1.66 2/3 and a liquidation preference of $1,000,000. Each depositary share represents a 1/1,000th interest in a Preferred Share (equivalent to $1,000 liquidation preference per depositary share). Each depositary share entitles the holder, through the depositary, to a proportional fractional interest in a Preferred Share, including dividend, voting, redemption, and liquidation rights.

We may elect from time to time to issue additional depositary shares representing interests in additional Preferred Shares without notice to, or consent from, the existing holders of depositary shares, and all those additional depositary shares would be deemed to form a single series with the depositary shares offered by this prospectus supplement and the accompanying prospectus.
Dividends
We will pay cash dividends on the Preferred Shares, only when, as, and if declared by our board of directors, or a duly authorized committee of the board, out of funds legally available for such payments, (i) from the date of issuance of the Preferred Shares to, but excluding, March 15, 2020, at an annual rate of 4.900% on the liquidation preference amount of $1,000,000 per Preferred Share (equivalent to $49 per depositary share per year), semi-annually in arrears, on March 15 and September 15 of each year, beginning on September 15, 2015, and (ii) from, and including, March 15, 2020, at an annual rate equal to three-month LIBOR plus 3.285% on the liquidation preference amount of $1,000,000 per Preferred Share, quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2020.

Dividends on the Preferred Shares will not be cumulative and will not be mandatory. If a dividend is not declared on the Preferred Shares for any dividend period (as defined below) prior to the related dividend payment date, then no dividend will accrue or accumulate for such dividend period, and we will have no obligation to pay a dividend for that dividend period on the related dividend payment date or at any time in the future, whether or not dividends are declared on the Preferred Shares or any other series of our preferred shares or common shares for any future dividend period. A "dividend period" means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the date of issuance of the Preferred Shares to, but excluding, the first dividend payment date on September 15, 2015.

Optional Redemption	The Preferred Shares are perpetual and have no maturity date. We may redeem the Preferred Shares, (i) in whole or in part, from time to time, on any dividend payment date on or after March 15, 2020 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined under "Description of the Preferred Shares—Optional Redemption"), in each case at a cash redemption price equal to $1,000,000 per Preferred Share (equivalent to $1,000 per depositary share) plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date. If we redeem the Preferred Shares, the depositary will redeem a proportionate number of depositary shares.

Our right to redeem the Preferred Shares is subject to limitations established by the Federal Reserve. Under current rules, any redemption of the Preferred Shares will be subject to prior concurrence or approval of the Federal Reserve. Neither the holders of the Preferred Shares nor the holders of the depositary shares will have the right to require redemption.
Liquidation Rights
Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of the Preferred Shares are entitled to receive out of funds legally available for distribution to shareholders, before any distribution of assets is made to holders of our common shares or any other shares of capital stock ranking junior to the Preferred Shares as to such distributions upon our liquidation, dissolution or winding up, a liquidating distribution of $1,000,000 per Preferred Share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends thereon, without accumulation of any undeclared dividends, from the last dividend payment date to, but excluding, the date of such voluntary or involuntary liquidation, dissolution or winding up, but only if and to the extent declared. Distributions will be made only to the extent of assets remaining available after satisfaction of all liabilities to creditors, subject to the rights of holders of any securities ranking senior to the Preferred Shares, and pro rata as to the Preferred Shares and any other shares of our capital stock ranking equally as to such distribution, including the 5.200% Fixed Rate/Floating Rate Noncumulative Preferred Shares, Series B, $1.66 2/3 par value (the "Series B Preferred Stock").

Voting Rights	None, except (i) as specifically required by the laws of the State of New York; (ii) in the case of certain dividend non-payments; (iii) with respect to the issuance of our senior capital stock; and (iv) with respect to changes to our organizational documents that would adversely affect the relative rights, preferences or limitations of the Preferred Shares. Holders of depositary shares must act through the depositary to exercise any voting rights. For more information about voting rights, see "Description of the Preferred Shares—Voting Rights" and "Description of the Depositary Shares—Voting the Preferred Shares."
Ranking
The Preferred Shares will rank senior to our common shares as to distribution of assets upon our liquidation, dissolution or winding up. The Preferred Shares will rank senior to our common shares as to payment of dividends insofar as, with respect to any dividend payment date, if full dividends on the Preferred Shares are not declared and paid, or have been declared but a sum sufficient for the payment of those dividends has not been set aside, we will not, during the following dividend period that commences on such dividend payment date, declare or pay any dividend on our common shares. The Preferred Shares will rank equal with the Series B Preferred Stock as to the payment of dividends and as to the distribution of assets upon our liquidation, dissolution or winding up. The Preferred Shares will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including claims in our liquidation.
Preemptive and Conversion Rights	None.
Tax Consequences
For a discussion of certain U.S. federal income tax consequences relating to the purchase, ownership and disposition of the Preferred Shares and the depositary shares, see "Certain U.S. Federal Income Tax Consequences."
Listing	The depositary shares will not be listed on any securities exchange.
Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes.
Depositary, Calculation Agent, Transfer Agent and Registrar
Computershare Inc. ("Computershare") and Computershare Trust Company, N.A. ("Computershare Trust"), acting jointly, will serve as depositary. Computershare Trust will serve as calculation agent, transfer agent, and registrar.

RISK FACTORS

       An investment in the depositary shares involves risks. Before deciding whether to purchase any depositary shares, you should carefully consider the risks described below as well as other factors and information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors set forth in our filings with the Securities and Exchange Commission (the "SEC") that are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the consolidated financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus. Any such risks could materially and adversely affect our business, financial condition, results of operations or liquidity and the trading prices of our securities. However, the risks and uncertainties we face are not limited to those described below and those set forth in the periodic reports incorporated herein by reference. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business, financial condition, results of operations or liquidity and the trading prices of our securities.

        The Preferred Shares are equity and are subordinate to our existing and future indebtedness.

       Preferred Shares are equity interests and do not constitute indebtedness. As such, the Preferred Shares (proportional fractional interests of which will be represented by depositary shares) will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including claims in our liquidation. Moreover, as described in detail below under "If we are deferring payments on our outstanding subordinated notes or are in default under the indentures governing those securities, we will be prohibited from making distributions on the Preferred Shares," we have existing indebtedness that restricts payment of dividends on the Preferred Shares in certain circumstances and we may issue additional indebtedness with similar or different restrictive terms in the future. In addition, the Preferred Shares may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the "orderly liquidation authority" provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

        Dividends on the Preferred Shares are discretionary and noncumulative. If our board of directors does not declare dividends on the Preferred Shares, holders of depositary shares will not be entitled to receive related dividends on their depositary shares.

       Dividends on the Preferred Shares are discretionary and noncumulative. Holders of the Preferred Shares are only entitled to receive dividends if our board of directors, or a duly authorized committee of the board, declares such dividends out of funds legally available for such payments. Consequently, if our board of directors, or a duly authorized committee of the board, does not authorize and declare a dividend for any dividend period, holders of the Preferred Shares would not be entitled to receive a dividend for that dividend period, and the unpaid dividend will not accrue, accumulate or be payable at any future time. We will have no obligation to pay dividends for a dividend period after the dividend payment date for that dividend period if our board of directors, or a duly authorized committee of the board, has not declared a dividend before the related dividend payment date, regardless of whether dividends on the Preferred Shares or any other series of preferred shares or common shares are declared for any future period.

       Although historically we have declared cash dividends on our common shares, we are not required to do so and may reduce or eliminate dividends on our common shares in the future. Additionally, we are limited in our ability to pay dividends by our regulators who could prohibit a dividend that would be considered an unsafe or unsound banking practice. For example, it is the policy of the Federal Reserve that bank holding companies should generally pay dividends on preferred and common equity only out of net income available to common shareholders generated over the past year, and only if prospective earnings retention is consistent with the organization's current and expected future capital needs, asset quality and overall financial condition. We are also required to submit capital plans that include, among other things, projected dividend payments, to the Federal Reserve for review. For more information on bank holding company dividend restrictions, please see "Financial Review—Consolidated Capital Resources and Liquidity—Share Repurchases and Dividends" on page 42 and Note 23 to our Consolidated Financial Statements on pages 116–117 of our 2014 Annual Report to Shareholders, which information is incorporated herein by reference.

       If our board of directors, or a duly authorized committee of the board, does not declare a dividend in respect of a given dividend period, holders of the depositary shares will not be entitled to receive any dividend for that dividend period, and no dividend will accrue, accumulate or be payable for that dividend period.

        If we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Preferred Shares.

       For so long as any Preferred Shares remain outstanding, if dividends are not declared and paid in full upon the Preferred Shares and any parity stock, all dividends declared upon Preferred Shares and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per Preferred Share, and accrued dividends for the then-current dividend period per share of any parity stock, bear to each other. Therefore, if we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Preferred Shares.

        If we are deferring payments on our outstanding subordinated notes or are in default under the indentures governing those securities, we will be prohibited from making distributions on the Preferred Shares.

       The terms of our outstanding subordinated notes prohibit us from declaring or paying any dividends or distributions on our capital stock, including the Preferred Shares, or purchasing, acquiring, or making a liquidation payment on such stock, if we are aware of any event that would be an event of default under the indenture governing those subordinated notes or at any time when we have deferred payment of interest on those subordinated notes.

        Our ability to pay dividends depends upon the results of operations of our subsidiaries.

       We are a holding company that conducts substantially all of our operations through our subsidiaries. As a result, our ability to make dividend payments on our capital stock, including the Preferred Shares, depends primarily upon the receipt of dividends and other distributions from our subsidiaries. There are various regulatory restrictions on the ability of our banking subsidiaries to pay dividends to us. Banking regulators have the authority to prohibit or limit the payment of dividends by a bank they supervise if, in the opinion of the applicable regulator, payment of a dividend would constitute an unsafe or unsound practice.

       Our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or otherwise, and thus the ability of holders of our depositary shares to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, the depositary shares effectively will be subordinated to all existing and future liabilities and obligations of our subsidiaries.

        Our right to redeem the Preferred Shares is subject to certain limitations.

       Our right to redeem the Preferred Shares is subject to limitations established by the Federal Reserve. Under current rules, any redemption of the Preferred Shares is subject to prior concurrence or approval of the Federal Reserve. Prior to exercising our right to redeem the Preferred Shares, we must either (i) demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk; or (ii) replace the Preferred Shares redeemed or to be redeemed with an equal amount of instruments that will qualify as Tier 1 capital under regulations of the Federal Reserve immediately following or concurrent with redemption. We cannot assure you that the Federal Reserve will concur with or approve any redemption of the Preferred Shares we may propose.

        We will be permitted to redeem the Preferred Shares before the dividend payment date on March 15, 2020 if conditions in the terms of the Preferred Shares are met, and will be permitted to redeem the Preferred Shares without regard to those conditions thereafter. You may not be able to reinvest the redemption price you receive in a similar security.

       By their terms, the Preferred Shares may be redeemed by us prior to the dividend payment date on March 15, 2020 upon the occurrence of certain events involving the capital treatment of the Preferred Shares. In particular, upon our determination in good faith that an event has occurred that would constitute a Regulatory Capital Event (as defined under "Description of the Preferred Shares—Optional Redemption"), we may, at our option, redeem in whole but not in part the Preferred Shares, subject to regulatory approval.

       Although the terms of the Preferred Shares have been established to satisfy the criteria for Tier 1 capital instruments consistent with Basel III as set forth in the joint final rulemaking issued in July 2013 by the Federal Reserve, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency, it is possible that the Preferred Shares may not satisfy the criteria for Tier 1 capital instruments set forth in future rulemaking or interpretations. As a result, a Regulatory Capital Event could occur whereby we would have the right, subject to regulatory approval, to redeem the Preferred Shares within 90 days following such Regulatory Capital Event in accordance with their terms prior to the dividend payment date on March 15, 2020 at a cash redemption price equal to $1,000,000 per Preferred Share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date.

       We may also redeem the Preferred Shares at our option, either in whole or in part, on any dividend payment date on or after March 15, 2020, subject to the approval of the Federal Reserve. See "Description of the Preferred Shares—Optional Redemption" for more information on redemption of the Preferred Shares.

       If we redeem the Preferred Shares you may not be able to reinvest the redemption price you receive in a similar security with a rate that is equal to or higher than the rate of return on the depositary shares (depending on market conditions prevailing at the time).

        The Preferred Shares may be junior in rights and preferences to future series of preferred shares.

       If we obtain the consent of the holders of at least two-thirds of the Preferred Shares then outstanding, voting separately as a single class with all other series of preferred shares entitled to vote thereon, we may issue preferred shares in the future that by their terms are expressly senior to the Preferred Shares. The terms of any future preferred shares expressly senior to the Preferred Shares may restrict dividend payments on the Preferred Shares. In this case, unless full dividends for all outstanding preferred shares senior to the Preferred Shares have been declared and paid or set aside for payment, no dividends will be declared or paid and no distribution will be made on any of the Preferred Shares, and none of the Preferred Shares will be permitted to be repurchased, redeemed or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Preferred Shares not being paid to you or the Preferred Shares not being redeemed.

        Holders of the Preferred Shares will have limited voting rights.

       Holders of the Preferred Shares have no voting rights with respect to matters that generally require the approval of voting common shareholders. Holders of the Preferred Shares will have voting rights only (i) as specifically required by the laws of the State of New York, (ii) in the case of certain dividend non-payments, (iii) with respect to the issuance of our senior capital stock, and (iv) with respect to changes to our organizational documents that would adversely affect the relative rights, preferences or limitations of the Preferred Shares.

       Moreover, holders of depositary shares must act through the depositary to exercise any voting rights of the Preferred Shares. Although each depositary share is entitled to 1/1,000th of a vote, the depositary can only vote whole Preferred Shares. While the depositary will vote the maximum number of whole Preferred Shares in accordance with the instructions it receives, any remaining votes of holders of the depositary shares will not be voted. For more information about voting rights, see "Description of the Preferred Shares—Voting Rights" and "Description of the Depositary Shares—Voting the Preferred Shares."

        There may be no trading market for the Preferred Shares and the related depositary shares.

       The depositary shares will not be listed on any securities exchange. Although we have been advised that the underwriters intend to make a market in the depositary shares, the underwriters are not obligated to do so and may discontinue market making at any time at their sole discretion. Therefore, no assurance can be given as to the development or liquidity of any trading market for the depositary shares.

       The Preferred Shares are a perpetual equity security. This means that they have no maturity or mandatory redemption date and are not redeemable at the option of the holders of the Preferred Shares or the holders of the depositary shares offered by this prospectus supplement. As a result, investors seeking liquidity in the depositary shares will be limited to selling their depositary shares in the secondary market. The number of potential buyers of the depositary shares in any secondary market may be limited. If an active, liquid market does not develop for the depositary shares, the market price of the depositary shares may be adversely affected.

        You are making an investment decision about the depositary shares as well as the Preferred Shares.

       As described in this prospectus supplement, we are offering depositary shares representing fractional interests in the Preferred Shares. The depositary will rely solely on the dividend payments on the Preferred Shares it receives from us to fund all dividend payments on the depositary shares. You should review carefully the information in this prospectus supplement and the accompanying prospectus regarding the depositary shares and the Preferred Shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

       We have made various statements in this prospectus supplement and the accompanying prospectus that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may also be made in our documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Forward-looking statements are subject to risks and uncertainties, including those identified in the documents that are or will be incorporated by reference in this prospectus supplement and the accompanying prospectus, which could cause actual results to differ materially from such statements. The words "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely" and similar expressions are intended to identify forward-looking statements. We caution you that any risk factors described or incorporated by reference in this prospectus supplement and the accompanying prospectus as well as the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2014 are not exclusive. There may also be other risks we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements.

       Information concerning important factors that could cause actual events or results to be materially different from the forward-looking statements can be found in the "Risk Factors" section of this prospectus supplement as well as in the documents that are or will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, it is not possible to foresee or identify all factors that could have a material and negative impact on our future performance. The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are made on the basis of management's assumptions and analyses, as of the time the statements are made, in light of their experience and perception of historical conditions, expected future developments and other factors believed to be appropriate under the circumstances.

 USE OF PROCEEDS

       We estimate that the net proceeds from this offering will be approximately $841,200,000, after deducting the underwriters' discounts and commissions and estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes.

       We are issuing the Preferred Shares in order to create additional, non-common Tier 1 capital consistent with applicable U.S. capital rules (commonly known as Basel III), facilitating our goal of maintaining strong capital ratios and preserving capacity for future dividends and share repurchases.

 RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

       The following table shows our historical ratios of earnings to fixed charges and preferred share dividends for the periods indicated:

	Years Ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	6.22x	4.87x	3.78x	3.89x	3.39x
Ratio of earnings to fixed charges and preferred share dividends	6.22x	4.87x	3.78x	3.89x	3.39x

       In computing the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred share dividends, "earnings" consist of pretax income from continuing operations, interest expense and other adjustments. For purposes of computing "earnings," other adjustments include adding the amortization of capitalized interest, the net loss of affiliates accounted for under the equity method whose debt is not guaranteed by us, the non-controlling interest in the earnings of majority-owned subsidiaries with fixed charges, and the interest component of rental expense, and subtracting undistributed net income of affiliates accounted for under the equity method.

       "Fixed charges" consist of interest expense and other adjustments, including capitalized interest costs and the interest component of rental expense. Interest expense includes interest expense related to the Card Member lending activities, international banking operations, and charge card and other activities in our consolidated statements of income included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Interest expense does not include interest on liabilities recorded in accordance with U.S. generally accepted accounting principles governing accounting for uncertainty in income taxes. Our policy is to classify such interest in income tax provision in the consolidated statements of income.

       We did not have any outstanding preferred shares in the years ended December 31 2013, 2012, 2011 and 2010. We issued the Series B Preferred Stock in November 2014 but did not pay any dividends thereon in the year ended December 31, 2014. As a result, our ratios of earnings to fixed charges and preferred share dividends for the years ended December 31, 2014, 2013, 2012, 2011 and 2010 are the same as our ratios of earnings to fixed charges for those respective periods.

DESCRIPTION OF THE PREFERRED SHARES

       The Preferred Shares will be issued pursuant to the terms of a certificate of amendment that amends our Restated Certificate of Incorporation. The terms of the Preferred Shares will include those stated in the certificate of amendment, which will be filed as an exhibit on a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus supplement and accompanying prospectus are a part. The following summary of certain terms and provisions of the Preferred Shares is not intended to be complete and is qualified by the certificate of amendment and supplements the description of the general terms of our preferred shares set forth in the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus and this prospectus supplement before making your decision to invest in the depositary shares representing interests in the Preferred Shares. If any specific information regarding the Preferred Shares in this prospectus supplement is inconsistent with the more general terms of the Preferred Shares described in the prospectus, you should rely on the information contained in this prospectus supplement. In this section, references to "American Express," the "Company," "we," "us" or "our", refer solely to American Express Company and not any of our subsidiaries.

General

       Preferred Shares represent a single series of our authorized preferred shares. By this prospectus supplement and the accompanying prospectus, we are offering depositary shares representing fractional interests in 850 Preferred Shares, with each Preferred Share having a par value of $1.66 2/3 and a liquidation preference of $1,000,000. Each depositary share represents a 1/1,000th interest in a Preferred Share (equivalent to $1,000 liquidation preference per depositary share). Each depositary share entitles the holder, through the depositary, to a proportional fractional interest in a Preferred Share, including dividend, voting, redemption and liquidation rights.

       We may elect from time to time to issue additional depositary shares representing interests in additional Preferred Shares without notice to, or consent from, the existing holders of depositary shares, and all those additional depositary shares would be deemed to form a single series with the depositary shares offered by this prospectus supplement and the accompanying prospectus.

       Holders of the Preferred Shares have no preemptive rights. Upon issuance against full payment of the purchase price for the Preferred Shares, the Preferred Shares will be fully paid and nonassessable. The depositary will be the sole holder of the Preferred Shares. The holders of depositary shares will be required to exercise their proportional rights in the Preferred Shares through the depositary, as described under "Description of the Depositary Shares."

       The Preferred Shares will rank senior to our common shares and any other capital stock that is expressly made junior to the Preferred Shares as to the distribution of assets upon our liquidation, dissolution or winding up. The Preferred Shares will rank equal with the Series B Preferred Stock as to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding up. The Preferred Shares will rank senior to our common shares as to the payment of dividends to the extent set forth in the certificate of amendment, which provides that, if full dividends on the Preferred Shares are not declared and paid, or have been declared but a sum sufficient for the payment of those dividends has not been set aside, we will not during the following dividend period that commences on such dividend payment date, declare or pay any dividend on our common shares. We may, from time to time, without notice to, or consent from, the holders of the Preferred Shares, create and issue additional series of preferred shares ranking equally with or junior to the Preferred Shares as to the payment of dividends and/or the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up. Other than the Series B Preferred Stock, we do not currently have any other series of preferred shares outstanding.

       The Preferred Shares will not be convertible into, or exchangeable for, any of our common shares or any other class or series of our capital stock or other securities and will not be subject to any sinking fund or other obligation to redeem or repurchase the Preferred Shares.

Dividends

       Dividends on Preferred Shares will not be mandatory and will not accumulate. Holders of the Preferred Shares will be entitled to receive noncumulative cash dividends only when, as, and if declared by our board of directors, or a duly authorized committee of the board, out of funds legally available for such payments, (i) from the date of issuance of the Preferred Shares to, but excluding, March 15, 2020, at an annual rate of 4.900% on the liquidation preference amount of $1,000,000 per Preferred Share (equivalent to $49 per depositary share per year), semi-annually in arrears, on March 15 and September 15 of each year, beginning on September 15, 2015, and (ii) from, and including, March 15, 2020, at an annual rate equal to three-month LIBOR plus 3.285% on the liquidation preference amount of $1,000,000 per Preferred Share, quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2020 (each payment date referred to in clauses (i) and (ii), a "dividend payment date").

       With respect to any dividend period ending prior to March 15, 2020, we will calculate any dividends on the Preferred Shares on the basis of a 360-day year of twelve 30-day months. With respect to any dividend period beginning on or after March 15, 2020, we will calculate any dividends on the Preferred Shares on the basis of a 360-day year and the actual number of days elapsed. We will pay dividends to the holders of record of Preferred Shares as they appear on the stock register on each record date, not more than 30 days before the applicable dividend payment date, as shall be fixed by our board of directors or a duly authorized committee of the board. In the event that any dividend payment date on or prior to March 15, 2020 is not a business day (as defined below), then payment of any dividend payable on such date will be made on the next succeeding business day, and without any interest or other payment in respect of any such postponement. In the event that any dividend payment date after March 15, 2020 is not a business day, then payment of any dividend payable on such date will be made on the next succeeding business day and dividends will accrue to the actual dividend payment date unless that day falls in the next calendar month, in which case the actual dividend payment date will be the immediately preceding business day. "business day" means any day that is not a Saturday or Sunday or any other day on which banks in New York City are authorized or obligated by law or regulation to close.

       For the purposes of calculating any dividend with respect to any dividend period beginning on or after March 15, 2020:

       "three-month LIBOR" means the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period commencing on the first day of that dividend period that appears on Reuters LIBOR01 Page as of 11:00 a.m., London time, on the LIBOR determination date for that dividend period. If such rate does not appear on Reuters LIBOR01 Page, three-month LIBOR will be determined on the basis of the rates at which deposits in United States dollars for a three-month period commencing on the first day of that dividend period and in a principal amount of not less than $1 million are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., London time, on the LIBOR determination date for that dividend period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that dividend period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that dividend period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., New York City time, on the LIBOR determination date for that dividend period for loans in United States dollars to leading European banks for a three-month period commencing on the first day of that dividend period and in a principal amount of not less than $1 million. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that dividend period will be the same as three-month LIBOR as determined for the previous dividend period or, in the case of the dividend period beginning on March 15, 2020, 0.261%. The determination of three-month LIBOR for each relevant dividend period by the calculation agent will (in the absence of manifest error) be final and binding.

       "calculation agent" means Computershare Trust or any other successor appointed by us, acting as calculation agent.

       "LIBOR determination date" means the second London banking day immediately preceding the first day of the relevant dividend period.

       "London banking day" means any day on which commercial banks are open for general business (including dealings in deposits in United States dollars) in London.

       "Reuters LIBOR01 Page" means the display designated as page LIBOR01 on the Reuters 3000 Xtra (or such other page as may replace the Reuters LIBOR01 Page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).

       Dividends on the Preferred Shares will not be cumulative and will not be mandatory. If a dividend is not declared on the Preferred Shares for any dividend period prior to the related dividend payment date, then no dividend will accrue or accumulate for such dividend period, and we will have no obligation to pay a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Preferred Shares or any other series of preferred shares or common shares are declared for any future dividend period. References to the "accrual" of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared. A "dividend period" means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the date of the issuance of the Preferred Shares to, but excluding, the first dividend payment date.

       If declared for the initial dividend period, dividends on the Preferred Shares will accrue from the original issue date at a rate of 4.900% per year on the liquidation preference amount of $1,000,000 per Preferred Share (equivalent to $49 per depositary share per year).

       Dividends on Preferred Shares that are redeemed will cease to accrue on the redemption date, as described below under "—Optional Redemption," unless we default in the payment of the redemption price of the Preferred Shares called for redemption.

       Under the terms of our subordinated notes, we are prohibited from declaring or paying any dividends or distributions on preferred shares, including the Preferred Shares, if a default under the indenture governing those subordinated notes has occurred and is continuing or at any time when we are deferring payments of interest on those subordinated notes. See "Risk Factors—If we are deferring payments on our outstanding subordinated notes or are in default under the indenture governing those securities, we will be prohibited from making distributions on the Preferred Shares." Additional limitations on our ability to pay dividends are discussed under "Risk Factors—Dividends on the Preferred Shares are discretionary and noncumulative. If our board of directors does not declare dividends on the Preferred Shares, holders of depositary shares will not be entitled to receive related dividends on their depositary shares," and "Risk Factors—Our ability to pay dividends depends upon the results of operations of our subsidiaries."

       So long as any Preferred Shares remain outstanding, unless as to a dividend payment date full dividends on all outstanding Preferred Shares have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the dividend period then ending, we and our subsidiaries will not, during the following dividend period that commences on such dividend payment date, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of our junior stock, or make any guarantee payment with respect thereto, other than:

  •
  purchases, redemptions or other acquisitions of shares of our junior stock in connection with (i) any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants or (ii) a dividend reinvestment or share purchase plan;

  •
  purchases or repurchases of shares of our capital stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding share repurchase plan;

  •
  any declaration of a dividend in connection with any shareholders' rights plan, or the issuance of rights, shares or other property under any shareholders' rights plan, or the redemption or repurchase of rights pursuant to the plan;

  •
  through the use of proceeds of a substantially contemporaneous sale of other shares of junior stock;

  •
  as a result of an exchange, reclassification or conversion of any class or series of our junior stock for any other class or series of our junior stock;

  •
  the purchase of fractional interests in shares of our junior stock pursuant to the conversion or exchange provisions of such junior stock or the security being converted or exchanged;

  •
  the purchase of our junior stock by any of our subsidiaries in connection with the distribution thereof; or

  •
  the purchase of our junior stock by any of our subsidiaries in connection with market-making or other secondary-market activities in the ordinary course of business.

       This restriction, however, will not apply to any junior stock dividends paid by us where the dividend is in the form of the same stock (or the right to buy the same stock) as that on which the dividend is being paid or ranks equal or junior to that stock as to both dividends and distributions upon our voluntary or involuntary liquidation, dissolution or winding up. Additionally, this restriction does not prevent us from issuing preferred shares in the future that by its terms is expressly senior to the Preferred Shares. However, the issuance of our senior capital stock is subject to certain limitations, as described below under "—Voting Rights."

       Except as provided below, for so long as any Preferred Shares remain outstanding, if dividends are not declared and paid in full upon the Preferred Shares and any parity stock, all dividends declared upon Preferred Shares and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per Preferred Share, and accrued dividends for the then-current dividend period per share of any parity stock (including, in the case of any such parity securities that bear cumulative dividends, all accrued and unpaid dividends), bear to each other.

       As used in this prospectus supplement, "junior stock" means our common shares and any other class or series of capital stock over which the Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, and "parity stock" means any other class or series of our capital stock that ranks on par with the Preferred Shares in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, including the Series B Preferred Stock.

       Subject to the conditions described above, and not otherwise, dividends payable in cash, shares, or otherwise, as may be determined by our board of directors or a duly authorized committee of the board, may be declared and paid on any other class or series of capital stock from time to time out of any funds legally available for such payment, and the holders of the Preferred Shares will not be entitled to participate in those dividends.

       We will not pay dividends on the Preferred Shares for any dividend period if payment of dividends for such dividend period would cause us to fail to comply with any applicable law or regulation (including applicable capital adequacy guidelines).

Liquidation Rights

       Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of the Preferred Shares are entitled to receive, out of funds legally available for distribution to shareholders, before any distribution of assets is made to holders of our common shares or any other capital stock ranking junior to the Preferred Shares as to distributions upon our liquidation, dissolution or winding up, a liquidating distribution in the amount of $1,000,000 per Preferred Share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends thereon, without accumulation of any undeclared dividends, from the last dividend payment date to, but excluding, the date of such voluntary or involuntary liquidation, dissolution or winding up, if and to the extent declared. Distributions will be made only to the extent of assets remaining available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Preferred Shares as to distributions upon our liquidation, dissolution or winding up, and pro rata as to the Preferred Shares and any other shares of our capital stock ranking equally as to such distribution. In addition, the Preferred Shares may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the "orderly liquidation authority" provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

       After payment of this liquidating distribution, the holders of the Preferred Shares will not be entitled to any further participation in any distribution of our assets.

       Our consolidation or merger with one or more other entities will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

       Because we are a holding company, our rights and the rights of our creditors and shareholders, including the holders of the Preferred Shares, to participate in the assets of any subsidiary upon that subsidiary's liquidation or recapitalization will be subject to the prior claims of that subsidiary's creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Optional Redemption

       The Preferred Shares are perpetual and have no maturity date. We may redeem the Preferred Shares at our option out of funds legally available therefor (i) in whole or in part, from time to time, on any dividend payment date on or after March 15, 2020, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined below), in each case at a cash redemption price equal to $1,000,000 per Preferred Share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date.

       A "Regulatory Capital Event" means our good faith determination that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after the initial issuance of any Preferred Shares, (ii) any proposed amendment to, clarification of, or change in, those laws or regulations that is announced or becomes effective on or after the initial issuance of any Preferred Shares, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced on or after the initial issuance of any Preferred Shares, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference amount of $1,000,000 per Preferred Share then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any Preferred Shares are outstanding.

       Dividends on the shares redeemed will cease to accrue on the redemption date. Any redemption of the Preferred Shares will be subject to prior concurrence or approval of the Federal Reserve. Prior to exercising this optional redemption, we must either (i) demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk, or (ii) replace the Preferred Shares redeemed or to be redeemed with an equal amount of instruments that will qualify as Tier 1 capital under regulations of the Federal Reserve immediately following or concurrent with redemption.

       Under the terms of our subordinated notes, we are prohibited from redeeming, purchasing, acquiring or making a liquidation payment on preferred shares, including the Preferred Shares, if a default under the indenture governing subordinated notes has occurred and is continuing or at any time when we are deferring payments of interest on those subordinated notes. See "Risk Factors—If we are deferring payments on our outstanding subordinated notes or are in default under the indenture governing those securities, we will be prohibited from making distributions on the Preferred Shares."

       If we decide to redeem fewer than all of the outstanding Preferred Shares, the Preferred Shares to be redeemed will be selected on a pro rata basis, by lot or in such other manner as our board of directors or any duly authorized committee of the board may determine, in its sole discretion, to be fair and equitable.

       If we redeem Preferred Shares, we will provide notice by first class mail to the holders of record of the Preferred Shares to be redeemed. That notice will be mailed not less than 30 days and not more than 60 days prior to the date fixed for the redemption. Each notice of redemption will include a statement setting forth:

         (i)   the redemption date;

         (ii)  the total number of Preferred Shares to be redeemed and, if less than all the shares of a holder are to be redeemed, the number of Preferred Shares to be redeemed;

         (iii) the redemption price;

         (iv) the place or places where the certificates for those shares are to be surrendered for payment of the redemption price, if applicable; and

         (v)  that dividends on the shares to be redeemed will cease to accrue on the redemption date.

       Notwithstanding the foregoing, if the certificates evidencing the Preferred Shares are held of record by a depositary and the depositary shares are held of record by DTC or its nominee, we may give such notice in any manner permitted by DTC.

       Neither the holders of the Preferred Shares nor the holders of the depositary shares have the right to require redemption of the Preferred Shares.

Voting Rights

       The holders of the Preferred Shares do not have voting rights other than those described below, except as specifically required by the laws of the State of New York.

       Whenever dividends payable on the Preferred Shares, or any other class or series of preferred shares that by its terms votes together with the Preferred Shares in the election of directors (any such class or series, including the Series B Preferred Stock, being referred to herein as "Parity Shares"), have not been declared and paid in an aggregate amount equal to at least three semi-annual or six full quarterly dividends, whether or not for consecutive dividend periods (a "Nonpayment"), the holders of outstanding Preferred Shares, voting separately as a single class with holders of the Parity Shares, will be entitled to vote for the election of two additional directors of our board of directors on the terms set forth below (the "Preferred Shares Directors"). Holders of the Preferred Shares and the Parity Shares will vote separately as a single class, and each holder of Preferred Shares shall be entitled to one vote for each Preferred Share held. In the event that the holders of the Preferred Shares and the Parity Shares are entitled to vote as described in this paragraph, our board of directors will be increased by two directors. The holders of the Preferred Shares and the Parity Shares will have the right, as the members of the class outlined above, to elect the two Preferred Shares Directors at a special meeting called for such purpose or at the next annual meeting of our shareholders (and at each succeeding annual meeting of our shareholders thereafter until such right shall terminate as provided below). No person may be elected as a Preferred Shares Director if their election would cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which our securities may then be listed) that listed companies must have a majority of independent directors. At no time will our board of directors include more than two Preferred Shares Directors.

       When, following a Nonpayment, we subsequently pay noncumulative dividends in full for at least two consecutive semi-annual or four consecutive quarterly dividend periods, as applicable, on the Preferred Shares and on any noncumulative Parity Shares and we pay cumulative dividends in full on any cumulative Parity Shares, then the voting rights described above will cease (the time of such cessation, the "Preferred Shares Director Termination Date"). Notwithstanding the foregoing, if (a) the date of the first annual meeting of our shareholders following the date on which all arrears of dividends any cumulative Parity Shares shall have been paid and dividends on the Preferred Shares and any noncumulative Parity Shares for the current quarterly period shall have been paid or declared and provided for is later than (b) the Preferred Shares Director Termination Date that would be applicable pursuant to the foregoing provision, the Preferred Shares Director Termination Date shall instead be the date of such later annual general meeting. The voting rights described above will be re-triggered upon each and every subsequent Nonpayment. Upon a Preferred Shares Director Termination Date, the term of office of all Preferred Shares Directors then in office will terminate immediately and the number of directors will be automatically reduced, without any action by our board of directors or shareholders, by the number of Preferred Shares Directors authorized immediately prior to such termination (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

       Each Preferred Shares Director shall hold office until the annual meeting of shareholders next succeeding his or her election and until his or her successor, if any, is elected by the holders of the

Preferred Shares and any Parity Shares and qualified or, if earlier, until the Preferred Shares Director Termination Date or his or her death, resignation or removal in the manner provided in our by-laws. However, notwithstanding any provision in our by-laws, a Preferred Shares Director may be removed only by the affirmative vote of the holders a majority of the Preferred Shares and any Parity Shares if such removal is without cause. In case any vacancy occurs among the Preferred Shares Directors, such vacancy may be filled for the unexpired portion of the term by vote of the single remaining Preferred Shares Director or his or her successor in office, or, if such vacancy occurs more than 90 days prior to the first anniversary of the next preceding annual meeting of shareholders, by the holders of the Preferred Shares and any Parity Shares at a special meeting of such shareholders called for the purpose.

       If the holders of the Preferred Shares become entitled to vote for the election of directors as described above, the Preferred Shares may be considered a class of voting securities under interpretations adopted by the Federal Reserve. As a result, certain holders of the Preferred Shares may become subject to regulations under the Bank Holding Company Act of 1956, as amended, and/or certain acquisitions of the Preferred Shares may be subject to prior approval by the Federal Reserve.

       So long as any preferred shares are outstanding, the vote or consent of the holders of at least two-thirds of the preferred shares at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any special or annual meeting of holders called for the purpose, voting separately as a single class with all other series of preferred shares entitled to vote thereon, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by applicable law:

         (a)  the authorization of any amendment, alteration or repeal of any provision of our Restated Certificate of Incorporation (including the certificate of amendment creating the Preferred Shares) or by-laws so as to adversely affect the relative rights, preferences or limitations of the Preferred Shares;

         (b)  the authorization of any class or series of our capital stock (i) ranking prior to the Preferred Shares in the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding up, or an increase in the authorized amount of any shares of, or any securities convertible into shares of, any class or series of our capital stock so ranking prior to the Preferred Shares or (ii) voting together with the Preferred Shares on a basis that grants such class or series more than one vote per $1,000,000 of liquidation preference; or

         (c)  the consummation of a binding share exchange or reclassification involving the Preferred Shares or our merger or consolidation with another entity, except that holders of the Preferred Shares will have no right to vote under this provision or otherwise under applicable law if in each case (i) the Preferred Shares remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, and (ii) such Preferred Shares remaining outstanding or such preferred securities, as the case may be, have such relative rights, preferences or limitations, taken as a whole, as are not less favorable to the holders thereof than the relative rights, preferences and limitations of the Preferred Shares, taken as a whole.

       Notwithstanding the foregoing, none of the following will be deemed to adversely affect the relative rights, preferences or limitations of the Preferred Shares: any increase in the amount of our authorized common shares or authorized preferred shares, or any increase or decrease in the number of shares of any series of our preferred shares, or the authorization, creation and issuance of other classes or series of our capital stock, in each case ranking on a parity with or junior to the Preferred Shares as to dividends and/or the distribution of assets upon our liquidation, dissolution or winding up.

       The holders of the Preferred Shares will not be entitled to participate in any vote regarding a change in the rights of the Preferred Shares if at, or prior to, the time when the act with respect to such vote would otherwise be required shall be effected, we have redeemed or called for redemption all of the Preferred Shares upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Preferred Shares to effect such redemption. We are also not required to obtain any consent of holders of Preferred Shares of a series in connection with the authorization, designation, increase or issuance of any common shares or any preferred shares that rank equally with or junior to the preferred shares of such series with respect to dividends and liquidation rights.

       If an amendment, alteration or repeal described above would adversely affect the relative rights, preferences or limitations of one or more but not all series of our preferred shares, then only those series so affected and entitled to vote will vote as a class in lieu of all such series of preferred shares.

No Preemptive or Conversion Rights

       The holders of the Preferred Shares will not have any preemptive or conversion rights.

Miscellaneous

       All payments and distributions (or deemed distributions) on the depositary shares and the Preferred Shares shall be subject to withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders.

Additional Classes or Series of Stock

       We will have the right to create and issue additional classes or series of preferred shares or other capital stock ranking equally with, or junior to, the Preferred Shares as to dividends and/or distribution of assets upon our liquidation, dissolution or winding up without the consent of the holders of the Preferred Shares or the holders of the related depositary shares. As of the date of this prospectus supplement, other than the Series B Preferred Stock, we do not currently have any other series of preferred shares outstanding.

Depositary, Calculation Agent, Transfer Agent and Registrar

       Computershare and Computershare Trust, acting jointly, will be the depositary. Computershare Trust will be the calculation agent, transfer agent and registrar.

DESCRIPTION OF THE DEPOSITARY SHARES

       The depositary shares will be issued pursuant to the terms of a deposit agreement among us, Computershare and Computershare Trust, acting jointly as depositary, and the registered holders from time to time of the depositary receipts. The terms of the depositary shares will include those stated in the deposit agreement, which will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus supplement and accompanying prospectus are a part. The following summary of certain terms and provisions of the depositary shares is not intended to be complete and is qualified by the deposit agreement and supplements the description of the general terms of the depositary shares set forth in the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus and this prospectus supplement before making your decision to invest in the depositary shares representing interests in the Preferred Shares. If any specific information regarding the depositary shares in this prospectus supplement is inconsistent with the more general terms of the depositary shares described in the prospectus, you should rely on the information contained in this prospectus supplement.

General

       Proportional fractional interests in the Preferred Shares are being issued in the form of depositary shares. Each depositary share represents a 1/1,000th interest in a Preferred Share, and will be evidenced by depositary receipts, as described under "Book-Entry Procedures and Settlement." Subject to the terms of the deposit agreement, the depositary shares will be entitled to all the rights and preferences of the Preferred Shares, through the depositary, in proportion to the applicable fraction of a Preferred Share those depositary shares represent.

       In this prospectus supplement, references to "holders" of depositary shares mean those who have depositary shares registered in their own names on the books maintained by the depositary (initially, Cede & Co., as nominee of DTC, will be the only registered holder of depositary shares) and, if the Preferred Shares continue to be held of record by the depositary (initially, Computershare and Computershare Trust, acting jointly), not indirect holders who own beneficial interests in depositary shares registered in "street name" or beneficial interests therein issued in book-entry form through DTC. You should review the special considerations that apply to indirect holders described under "Book-Entry Procedures and Settlement."

       As long as the depositary is the sole registered holder of the Preferred Shares and Cede & Co. is the sole registered holder of the depositary shares, they will be considered the sole owner and holder of the global security certificates and all Preferred Shares and depositary shares represented by these certificates for all purposes under the certificate of amendment for the Preferred Shares and the deposit agreement, respectively. Nothing contained in the certificate of amendment or the deposit agreement will confer upon or give any person other than us, the depositary and our and its successors and the persons in whose names the certificates evidencing the Preferred Shares and depositary shares are registered, any benefit, right, remedy or claim under the Preferred Shares, the certificate of amendment, the deposit agreement or the depositary shares.

Dividends and Other Distributions

       Each dividend on a depositary share will be in an amount equal to 1/1,000th of the dividend declared per Preferred Share.

       The depositary will distribute all dividends and other cash distributions received on the Preferred Shares to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.

       Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Preferred Shares.

       The amount paid (or deemed paid) as dividends or otherwise distributable (or deemed distributable) by the depositary with respect to the depositary shares or the underlying Preferred Shares will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

       If we redeem the Preferred Shares, in whole or in part, as described above under "Description of the Preferred Shares—Optional Redemption," depositary shares representing the number of Preferred Shares so redeemed also will be redeemed, as of the same redemption date, with the proceeds received by the depositary from the redemption of the Preferred Shares held by the depositary. The redemption price per depositary share will be 1/1,000th of the redemption price per share payable with respect to the Preferred Shares.

       If we redeem less than all of the outstanding Preferred Shares, the depositary will select pro rata, or in any other manner determined by the depositary to be fair and equitable, those depositary shares to be redeemed. The depositary will mail notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Preferred Shares and the related depositary shares.

Voting the Preferred Shares

       Because each depositary share represents a 1/1,000th interest in a Preferred Share, holders of depositary receipts will be entitled to 1/1,000th of a vote per depositary share under those limited circumstances in which holders of the Preferred Shares are entitled to a vote, as described above under "Description of the Preferred Shares—Voting Rights."

       When the depositary receives notice of any meeting at which the holders of the Preferred Shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Preferred Shares, may instruct the depositary to vote the number of Preferred Shares, or fraction thereof, represented by the holder's depositary shares. To the extent possible, the depositary will vote the amount of the Preferred Shares represented by the aggregate number of depositary shares voted in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Preferred Shares, it will vote all depositary shares held by it proportionately with instructions received.

Form and Notices

       The preferred shares will be issued in registered form to the depositary, and the depositary shares will be issued in registered form to a nominee of DTC. DTC will credit beneficial interests in the depositary shares in book-entry only form through its facilities, as described below under "Book-Entry Procedures and Settlement." The depositary will forward to the holders of depositary shares all reports, notices, and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the Preferred Shares.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

       The depositary shares will be issued in the form of one or more global depositary receipts registered in the name of Cede & Co., as a nominee for DTC.

       Following the issuance of the depositary shares, DTC will credit the accounts of its participants with the depositary shares upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in DTC can hold beneficial interests in the depositary receipts. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in the depositary shares, so long as the depositary shares are represented by global depositary receipts.

       So long as DTC or its nominee is the registered owner of the global depositary receipts, we, Computershare and Computershare Trust will treat DTC as the sole owner or holder of the depositary shares. Therefore, except as set forth below, you will not be entitled to have depositary shares registered in your name or to receive physical delivery of the global depositary receipts or the Preferred Shares. Accordingly, you will have to rely on the procedures of DTC and the participant in DTC through whom you hold your beneficial interest in order to exercise any rights of a holder of depositary shares. We understand that under existing practices, DTC would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

       You may elect to hold interests in the global depositary receipts either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme ("Clearstream") or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System ("Euroclear") if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

       As long as the Preferred Shares are registered in the name of Computershare and Computershare Trust, as depositary, and the depositary shares are represented by the global depositary receipts registered in the name of DTC, we will pay dividends on the Preferred Shares represented by the depositary shares to or as directed by DTC as the registered holder of the global depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. None of us, Computershare or Computershare Trust will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of DTC, Clearstream or Euroclear, as applicable, and their participants.

       If we replace the global depositary receipt with depositary receipts in certificated form registered in the names of the beneficial owners, the underlying Preferred Shares may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges, and fees provided for in the deposit agreement. Subject to the deposit agreement, the holders of depositary receipts will receive the appropriate number of Preferred Shares and any money or property represented by the depositary shares.

       Only whole Preferred Shares may be withdrawn. If a holder holds an amount other than a whole multiple of 1,000 depositary shares, the depositary will deliver, along with the withdrawn Preferred Shares, a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn Preferred Shares will not be entitled to redeposit those shares or to receive depositary shares.

Settlement

       You will be required to make your initial payment for the depositary shares in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the applicable procedures in immediately available funds.

       Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving depositary shares in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

       Because of time-zone differences, credits of depositary shares received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such depositary shares settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of depositary shares by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

       Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of depositary shares among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Notices

       So long as the global depositary receipts are held on behalf of DTC or any other clearing system, notices to holders of depositary shares represented by a beneficial interest in the global depositary receipts may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

       The following discussion is a summary of certain U.S. federal income and estate tax consequences relevant to the purchase, ownership and disposition of the Preferred Shares, including fractional interests therein in the form of depositary shares. This discussion deals only with Preferred Shares held as capital assets by holders who purchase Preferred Shares in this offering. This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of the Preferred Shares by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including tax-exempt organizations, insurance companies, banks or other financial institutions, dealers in securities, persons liable for the alternative minimum tax, persons that are "controlled foreign corporations" or "passive foreign investment companies," traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that will hold the Preferred Shares as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction, entities taxed as partnerships or partners therein, non-resident alien individuals present in the United States for 183 days or more during the taxable year, and United States Holders (as defined below) whose functional currency is not the U.S. dollar or who are otherwise subject to special treatment under the provisions of the Internal Revenue Code of 1986, as amended (the "Code").

       Furthermore, this summary is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax or estate tax consequences different from those discussed below. This discussion does not address any other U.S. federal tax considerations (such as gift tax) or any state, local or non-U.S. tax considerations. You should consult your own tax advisor about the tax consequences of the purchase, ownership, and disposition of the Preferred Shares in light of your own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of any changes in applicable tax laws.

       Holders of depositary shares will be treated as beneficial owners of their pro rata interest in the Preferred Shares for U.S. federal income tax purposes.

United States Holders

       The discussion in this section is addressed to a holder of the Preferred Shares that is a United States Holder. "United States Holder" means a person that is a beneficial owner of the Preferred Shares and is (i) a citizen or resident of the United States, (ii) a U.S. domestic corporation, or (iii) otherwise subject to U.S. federal income tax on a net income basis in respect of the Preferred Shares.

  Distributions

       Distributions made to you with respect to the Preferred Shares will be taxable as dividend income when paid to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Preferred Shares exceeds our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in the Preferred Shares, and thereafter as capital gain which will be long-term capital gain if your holding period for the shares exceeds one year at the time of the distribution. Distributions constituting dividend income received by an individual in respect of the Preferred Shares will generally be subject to taxation at preferential rates, provided applicable holding period requirements are met and certain other conditions are satisfied. Distributions on the Preferred Shares constituting dividend income paid to

United States Holders that are U.S. corporations will generally qualify for the dividends received deduction, subject to various limitations.

       Dividends that exceed certain thresholds in relation to a corporate United States Holder's tax basis in the Preferred Shares could be characterized as "extraordinary dividends" under the Code. If a corporate United States Holder that has held the Preferred Shares for two years or less before the dividend announcement date receives an extraordinary dividend, the holder will generally be required to reduce its tax basis in the Preferred Shares with respect to which the dividend was made by the non-taxed portion of the dividend. If the amount of the reduction exceeds the United States Holder's tax basis in the Preferred Shares, the excess is treated as taxable gain.

  Sale or Redemption

       You will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a distribution, as discussed below) or other disposition of the Preferred Shares equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the shares so disposed. The capital gain or loss will be long-term capital gain or loss if your holding period for the shares exceeds one year at the time of disposition. Long-term capital gains of noncorporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses is subject to limitations.

       A redemption of the Preferred Shares will be treated as a sale or exchange described in the preceding paragraph if the redemption (i) is a "complete termination" of your preferred stock interest and any other equity interest in the Company (within the meaning of section 302(b)(3) of the Code), (ii) is a "substantially disproportionate" redemption of stock with respect to you (within the meaning of section 302(b)(2) of the Code) or (iii) is "not essentially equivalent to a dividend" with respect to you (within the meaning of section 302(b)(1) of the Code). In determining whether any of these tests has been met, you must take into account not only the Preferred Shares and other equity interests in the Company that you actually own but also other equity interests in the Company that you constructively own within the meaning of section 318 of the Code. If you own (actually or constructively) only an insubstantial percentage of the total equity interests in the Company and exercise no control over the Company's corporate affairs, you may be entitled to sale or exchange treatment on a redemption of the Preferred Shares if you experience a reduction in your equity interest in the Company (taking into account any constructively owned equity interests) as a result of the redemption. If you meet none of the alternative tests of section 302(b) of the Code, the redemption will be treated as a distribution subject to the rules described under "United States Holders—Distributions." Because the determination as to whether any of the alternative tests of section 302(b) of the Code is satisfied with respect to any particular holder of the Preferred Shares will depend upon the facts and circumstances as of the time the determination is made, you should consult your tax advisor regarding the tax treatment of a redemption.

       In the event that a redemption payment is properly treated as a distribution, the amount of the distribution will be equal to the amount of cash and the fair market value of property you receive without any offset for your tax basis in the Preferred Shares. Any tax basis in the redeemed Preferred Shares should be transferred to your remaining equity interests in the Company. If you have no remaining equity interests in the Company, your basis could, under certain circumstances, be transferred to any remaining equity interests in the Company that are held by a person related to you, or the basis could be lost entirely.

Non-United States Holders

       The discussion in this section is addressed to a holder of the Preferred Shares that is a Non-United States Holder. "Non-United States Holder" means a person that is a beneficial owner of the Preferred Shares but is not a United States Holder.

  Distributions

       Generally, distributions treated as dividends, as described above under "United States Holders—Distributions," paid to you with respect to the Preferred Shares will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty. Additional withholding may be required in respect of dividends paid to you, as described below under "Additional Withholding Tax Relating to Foreign Accounts." If you are subject to withholding at a rate in excess of a reduced rate for which you are eligible under a tax treaty or otherwise, you may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in the Preferred Shares.

  Sale or Redemption

       You generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other taxable disposition of the Preferred Shares, other than a redemption that is treated as a distribution as discussed below. In certain circumstances withholding may be required in respect of such gains, as described below under "Additional Withholding Tax Relating to Foreign Accounts."

       A payment made to you in redemption of the Preferred Shares may be treated as a dividend, rather than as a payment in exchange for the shares, in the circumstances discussed above under "United States Holders—Sale or Redemption," in which event the payment would be subject to tax as discussed above under "Non-United States Holders—Distributions."

  Federal Estate Tax

       Preferred Shares held (or deemed held) by an individual Non-United States Holder at the time of his or her death will be included in the Non-United States Holder's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

       Information returns will be filed with the Internal Revenue Service (the "IRS") in connection with payments of dividends and the proceeds from a sale or other disposition of the Preferred Shares payable to a holder that is not an exempt recipient, such as a United States Holder that is a corporation. Certain holders may be subject to backup withholding with respect to the payment of dividends on the Preferred Shares and to certain payments of proceeds on the sale or other disposition of the Preferred Shares unless the holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules from a payment to a holder is allowable as a credit against the holder's U.S. federal income tax, which may entitle the holder to a refund, provided that the holder timely provides the required information to the IRS. Holders should consult their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Additional Withholding Tax Relating to Foreign Accounts

       Pursuant to the Foreign Account Tax Compliance Act, withholding will be required at a rate of 30% on dividends in respect of, and, after December 31, 2016, gross proceeds from the sale or other disposition of, Preferred Shares held by or through certain foreign financial institutions (including investment funds), unless the institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Accordingly, the entity through which the Preferred Shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale or other disposition of, Preferred Shares held by a Non-United States Holder that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless the entity either (i) certifies that it does not have any "substantial United States owners" or (ii) provides certain information regarding its "substantial United States owners." We will not pay any additional amounts to holders of the Preferred Shares in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules for their investment in the Preferred Shares.

UNDERWRITING

       Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for this offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of depositary shares, each representing a 1/1,000th interest in a Preferred Share, set forth opposite the name of each underwriter.

Underwriter	Number of Depositary Shares
Barclays Capital Inc.	136,000
Citigroup Global Markets Inc.	136,000
Credit Suisse Securities (USA) LLC	136,000
RBC Capital Markets, LLC	136,000
Wells Fargo Securities, LLC	136,000
Lloyds Securities Inc.	31,450
Mitsubishi UFJ Securities (USA) Inc.	31,450
Mizuho Securities USA Inc.	31,450
nabSecurities, LLC	31,450
SMBC Nikko Securities America, Inc.	31,450
Williams Capital Group, L.P.	8,500
Mischler Financial Group, Inc.	4,250

Total	850,000

       The underwriting agreement provides that the obligations of the underwriters to purchase the depositary shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the depositary shares if they purchase any of the shares.

       Depositary shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any depositary shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $6.00 per depositary share. If all the depositary shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the depositary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order, in whole or in part.

       We have agreed that, during the period beginning on the date of this prospectus supplement and continuing to and including the closing date of the transaction contemplated hereby for sale of the Preferred Shares, we will not, without the prior written consent of the representatives, offer, sell, contract to sell, pledge or otherwise dispose of or hedge any Preferred Shares or any securities convertible into or exchangeable for Preferred Shares. The representatives, in their sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

       The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

	Underwriting Discount	Proceeds to Us (before expenses)
Per Depositary Share	$10	$990
Total	$8,500,000	$841,500,000

       We estimate that the total expenses of this offering will be approximately $300,000.

       In connection with the offering, the underwriters may purchase and sell depositary shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of depositary shares than they are required to purchase in the offering.

  •
  Stabilizing transactions involve bids to purchase the depositary shares so long as the stabilizing bids do not exceed a specified maximum.

  •
  Covering transactions involve purchases of the depositary shares in the open market after the distribution has been completed in order to cover short positions.

       Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the depositary shares. They may also cause the price of the depositary shares to be higher than it would otherwise be in the absence of such transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. The underwriters are not required to engage in any of these activities and may end any of these activities at any time.

       We expect to deliver the depositary shares against payment for the depositary shares on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the business day following the date of the pricing of the depositary shares.

Conflicts of Interest

       The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Affiliates of certain of the underwriters are lenders under existing credit agreements with certain of our subsidiaries. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

       We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

       In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of depositary shares described in this prospectus supplement may not be made to the public in that relevant member state other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of depositary shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

       For purposes of this provision, the expression an "offer of depositary shares to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

       The sellers of the depositary shares have not authorized and do not authorize the making of any offer of depositary shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the depositary shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the depositary shares, other than the underwriters, is authorized to make any further offer of the depositary shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

       This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a "relevant person"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Hong Kong

       The depositary shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the depositary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

       The depositary shares offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The depositary shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

       This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

       Where the depositary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the depositary shares pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

WHERE YOU CAN FIND MORE INFORMATION

       We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC's website at http://www.sec.gov. You may also read and copy any document we file, including the registration statement referred to in the accompanying prospectus, at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The SEC allows us to incorporate by reference the information we file with the SEC, which means we can disclose important information to you by referring you to those documents (other than information that is deemed "furnished" to the SEC). The information we incorporate by reference is considered to be part of this prospectus supplement.

       Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the Preferred Shares by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. This means you must look at all of the SEC filings we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus supplement the following documents filed with the SEC (except for information in these documents or filings that is deemed "furnished" and not "filed" in accordance with the SEC rules, including pursuant to Item 2.02 or 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby or in the accompanying prospectus):

  •
  Annual Report on Form 10-K for the year ended December 31, 2014.

  •
  Information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2013 from our definitive proxy statement on Schedule 14A filed with the SEC on March 21, 2014.

  •
  All documents subsequently filed by American Express Company under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Preferred Shares.

       You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

American Express Company
200 Vesey Street
New York, New York 10285
Attention: Secretary
(212) 640-2000

 LEGAL MATTERS

       The validity of the Preferred Shares and the related depositary shares will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. The underwriters are being represented by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. From time to time, Skadden, Arps, Slate, Meagher & Flom LLP provides legal services to American Express Company and its subsidiaries.

EXPERTS

       The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

American Express Company Debt Securities Preferred Shares Depositary Shares Common Shares Warrants

        American Express Company may offer from time to time in one or more series:

  •
  unsecured debt securities,

  •
  preferred shares, par value $1.66 2/3 per share,

  •
  depositary shares,

  •
  common shares, par value $0.20 per share,

  •
  warrants to purchase debt securities, preferred shares, common shares or equity securities issued by one of our affiliated or unaffiliated corporations or other entity,

  •
  currency warrants entitling the holder to receive the cash value in U.S. dollars of the right to purchase or the right to sell foreign currencies or composite currencies or

  •
  warrants relating to other items or indices.

        We may offer any combination of these securities at prices and on terms to be determined at or prior to the time of sale.

        We may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters or agents involved in the sale of securities will be described in a supplement to this prospectus.

        We will provide the specific terms of any offering in a supplement to this prospectus. This prospectus may not be used to consummate a sale of these securities unless accompanied by a supplement to this prospectus.

        Our common stock is listed on the New York Stock Exchange under the symbol "AXP."

        You should carefully consider the information under "Risk Factors" beginning on page 2 of this prospectus as well as the risk factors contained in other documents incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 3, 2012.

        We are responsible only for the information contained in or incorporated by reference in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference, and in the other offering material, if any, provided by us or any underwriter or agent that we may from time to time retain. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. We and the agents have not authorized anyone to provide you with different or additional information. We take no responsibility for any other information or representations that others may give you. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information provided by or incorporated by reference in this prospectus or other offering material may only be accurate on the date of the document containing the information.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3, to which we refer as the registration statement, filed with the Securities and Exchange Commission, to which we refer as the SEC, under the Securities Act of 1933, as amended, to which we refer as the Securities Act, using a shelf registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus.

        This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. Each time these securities are sold, this prospectus will be accompanied by a prospectus supplement that describes the specific terms of these securities and the specific manner in which they may be offered. You should read the prospectus supplement and this prospectus, along with the documents incorporated by reference and described under the headings "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "WHERE YOU CAN FIND MORE INFORMATION," before making your investment decision.

i

        References in this prospectus to the "Company," "American Express," "we," "us" and "our" are to American Express Company.

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC's website at http://www.sec.gov. You may also read and copy any document we file, including the registration statement, at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

        Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby or in any accompanying prospectus supplement):

  •
  Annual Report on Form 10-K for the year ended December 31, 2011.

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

  •
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

  •
  Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

  •
  Current Reports on Form 8-K filed on January 27, 2012, February 13, 2012, March 26, 2012, May 3, 2012, July 20, 2012, November 13, 2012, November 27, 2012 and November 28, 2012.

  •
  All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address or number:

American Express Company
200 Vesey Street
New York, New York 10285
Attention: Secretary (212) 640-2000

ii

 FORWARD-LOOKING STATEMENTS

        We have made various statements in this prospectus that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may also be made in the documents that are or will be incorporated by reference in this prospectus, in our press releases, in reports filed with the SEC and in other documents. In addition, from time to time, we, through our management, may make oral forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including those identified in the documents that are or will be incorporated by reference into this prospectus, which could cause actual results to differ materially from such statements. The words "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely" and similar expressions are intended to identify forward-looking statements. We caution you that any risk factors described in this prospectus, in any prospectus supplement or in any documents incorporated by reference herein are not exclusive. There may also be other risks that we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

        Information concerning important factors that could cause actual events or results to be materially different from the forward-looking statements can be found in the "Risk Factors" section of this prospectus as well as in the documents that are or will be incorporated by reference into this prospectus. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, it is not possible to foresee or identify all factors that could have a material and negative impact on our future performance. The forward-looking statements included or incorporated by reference in this prospectus are made on the basis of management's assumptions and analyses, as of the time the statements are made, in light of their experience and perception of historical conditions, expected future developments and other factors believed to be appropriate under the circumstances.

        Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained or incorporated by reference in this prospectus to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

iii

THE COMPANY

        We, together with our consolidated subsidiaries, are a global service company that provides customers with access to products, insights and experiences that enrich lives and build business success. Our principal products and services are charge and credit payment card products and travel-related services offered to consumers and businesses around the world. We and our principal operating subsidiary, American Express Travel Related Services Company, Inc., are bank holding companies under the Bank Holding Company Act of 1956, subject to the supervision and examination by the Board of Governors of the Federal Reserve System, or the Federal Reserve.

        Our range of products and services includes:

  •
  Charge and credit card products

  •
  Expense management products and services

  •
  Consumer and business travel services

  •
  Stored value products such as Travelers Cheques and other prepaid products

  •
  Network services

  •
  Merchant acquisition and processing, servicing and settlement, and point-of-sale, marketing and information products and services for merchants

  •
  Fee services, including market and trend analyses and related consulting services, fraud prevention services, and the design of customized customer loyalty and rewards programs

        We have also recently focused on generating alternative sources of revenue on a global basis in areas such as online and mobile payments and fee-based services. Our various products and services are sold globally to diverse customer groups, including consumers, small businesses, mid-sized companies and large corporations. These products and services are sold through various channels, including direct mail, online applications, in-house and third-party sales forces and direct response advertising.

        Our general-purpose card network, card-issuing and merchant-acquiring and processing businesses are global in scope. We are a world leader in providing charge and credit cards to consumers, small businesses and corporations. These cards include cards issued by American Express as well as cards issued by third-party banks and other institutions that are accepted by merchants on the American Express network (collectively, "Cards"). American Express Cards permit cardmembers ("Cardmembers") to charge purchases of goods and services in most countries around the world at the millions of merchants that accept Cards bearing our logo. At December 31, 2011, we had total worldwide Cards-in-force of 97.4 million (including Cards issued by third parties). In 2011, our worldwide billed business (spending on American Express® Cards, including Cards issued by third parties) was $822 billion.

        Our executive offices are located at 200 Vesey Street, New York, New York 10285 (telephone number: 212-640-2000).

RISK FACTORS

        The following risk factors may be applicable to certain types of securities that may be issued by us. Descriptions of the securities are contained below under "Description of Debt Securities," "Description of Preferred Shares" and "Description of Common Shares," as well as in the accompanying prospectus supplement for each type of security we issue. Before making an investing decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus, including the risk factors relating to us included in our periodic or current reports and incorporated herein by reference. Although we discuss key risks in our risk factor descriptions, new risks may emerge in the future, which may prove to be important. Our subsequent filings with the SEC may contain amended and updated discussion of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

The Price of Our Common Shares May Fluctuate Significantly, and This May Make It Difficult for You to Resell the Common Shares You Own At Times or At Prices You Find Attractive.

        The trading price of our common shares may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common shares. Among the factors that could affect our stock price are:

  •
  actual or anticipated quarterly fluctuations in our operating results and financial condition;

  •
  changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our securities or those of other financial institutions;

  •
  failure to meet analysts' revenue or earnings estimates;

  •
  speculation in the press or investment community generally or relating to our reputation or the financial services industry;

  •
  strategic actions by us or our competitors, such as acquisitions or restructurings;

  •
  actions by institutional shareholders;

  •
  fluctuations in the stock price and operating results of our competitors;

  •
  future sales of our equity or equity-related securities;

  •
  changes in the frequency or amount of dividends or share repurchases;

  •
  proposed or adopted regulatory changes or developments;

  •
  anticipated or pending investigations, proceedings, or litigation that involve or affect us;

  •
  domestic and international economic factors unrelated to our performance; or

  •
  general market conditions and, in particular, developments related to market conditions for the financial services industry.

        A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

There May Be Sales or Other Dilution of Our Equity, Which May Adversely Affect the Market Price of Our Common Shares.

        Except as described in the accompanying prospectus supplement, we are not restricted from issuing additional common shares or preferred shares, including securities that are convertible into or exchangeable for, or that represent the right to receive, common shares or preferred shares. The issuance of additional common shares or convertible securities will dilute the ownership interest of our existing common shareholders. The market price of our common shares could decline as a result of sales by us or others of a large block of our common shares, preferred shares or similar securities in the market, or the perception that such sales could occur.

You May Not Receive Dividends on Common Shares.

        Holders of our common shares are only entitled to receive such dividends as our Board of Directors may declare out of funds legally available for such payments. Furthermore, holders of our common shares are subject to the prior dividend rights of holders of our preferred shares or the depositary shares representing such preferred shares then outstanding. Although historically we have declared cash dividends on our common shares, we are not required to do so and may reduce or eliminate dividends on our common shares in the future. Additionally, we are limited in our ability to pay dividends by our regulators who could prohibit a dividend that would be considered an unsafe or unsound banking practice. For example, it is the policy of the Federal Reserve that bank holding companies should generally pay dividends on common shares only out of net income available to common shareholders generated over the past year, and only if prospective earnings retention is consistent with the organization's current and expected future capital needs, asset quality, and overall financial condition. For more information on bank holding company dividend restrictions, please see "Financial Review—Share Repurchases and Dividends" on page 29 and Note 23 on page 99 of our 2011 Annual Report to Shareholders, which information is incorporated herein by reference.

Common Shares Are Equity and Are Subordinate to Our Existing and Future Indebtedness and Preferred Shares.

        Our common shares are equity interests and do not constitute indebtedness. As such, our common shares will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our common shares are subject to the prior dividend and liquidation rights of holders of any outstanding preferred shares or the depositary shares representing such preferred shares then outstanding. Our Board of Directors is authorized to issue additional classes or series of preferred shares without any action on the part of the holders of our common shares.

If We Are Deferring Payments on Our Outstanding Subordinated Notes or Are In Default Under the Indentures Governing those Securities, We Will Be Prohibited From Making Distributions on our Common Shares.

        The terms of our outstanding subordinated notes prohibit us from declaring or paying any dividends or distributions on our capital stock, including our common shares, or purchasing, acquiring, or making a liquidation payment on such stock, if we are aware of any event that would be an event of default under the indenture governing those subordinated notes or at any time when we have deferred payment of interest on those subordinated notes.

Our Ability to Pay Dividends Depends Upon the Results of Operations of Our Subsidiaries.

        We are a holding company that conducts substantially all of our operations through our subsidiaries. As a result, our ability to make dividend payments on our common shares depends primarily upon the receipt of dividends and other distributions from our subsidiaries. In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, such authority may require, after notice and hearing, that such bank cease and desist from such practice. Depending on the financial condition of our banking subsidiaries, the applicable regulatory authority might deem us to be engaged in an unsafe or unsound practice if our banking subsidiaries were to pay dividends.

        In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or otherwise, and thus the ability of holders of our common shares to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, our common shares effectively will be subordinated to all existing and future liabilities and obligations of our subsidiaries.

Anti-Takeover Provisions Could Negatively Impact Our Stockholders.

        Provisions of our certificate of incorporation and bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. For example, our certificate of incorporation authorizes our Board of Directors to issue preferred shares, which could be issued as a defensive measure in response to a takeover proposal. These provisions could make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our stockholders.

Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You.

        An investment in debt securities that are denominated in, or the payment of which is determined with reference to, a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed debt security, on which all or part of any payment due is based on a currency other than U.S. dollars, has significant risks that are not associated with a similar investment in non-indexed debt securities. Such risks include, without limitation:

  •
  the possibility of significant market changes in rates of exchange between U.S. dollars and the specified currency;

  •
  the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency resulting from official redenominations or revaluation of such specified currency; and

  •
  the possibility of the imposition or modification of foreign exchange controls with respect to the specified currency.

        Such risks generally depend on factors over which we have no control, such as:

  •
  economic events;

  •
  political events; and

  •
  the supply of and demand for the relevant currencies.

        In recent years, rates of exchange between U.S. dollars and certain foreign currencies in which our notes may be denominated, and between these foreign currencies and other foreign currencies, have been highly volatile, and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any debt security. Depreciation against the U.S. dollar of a foreign currency or foreign currency units in which a debt security is denominated would result in a decrease in the effective yield of such debt security below its coupon rate, and in certain circumstances could result in a loss to the investor on a U.S. dollar basis.

        Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a foreign currency for making payments on a debt security denominated in such currency. We can give no assurances that exchange controls will not restrict or prohibit payments of principal, premium or interest in any currency or currency unit. Similarly, in the case of indexed notes and depending on the specific terms of the notes, fluctuations of the relevant underlying currencies could result in no return or in a substantial loss to the investor.

        Even if there are no actual exchange controls, it is possible that on an interest payment date or at maturity for any particular debt security, the foreign currency for such debt security would not be available to us to make payments of interest and principal then due. In that event, we will make such payments in U.S. dollars. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. dollars. See "—The Unavailability of Currencies Could Result in a Substantial Loss to You" below.

        The information set forth in this prospectus is directed to prospective purchasers of debt securities who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, debt securities. Such persons should consult their own counsel and advisors with regard to such matters. Prospectus supplements relating to debt securities having a specified currency other than U.S. dollars will contain information concerning historical exchange rates for such specified currency, a description of the currency and any exchange controls as of the date of the accompanying prospectus supplement affecting such currency.

The Unavailability of Currencies Could Result in a Substantial Loss to You.

        Except as we specify in the accompanying prospectus supplement, if payment on a debt security is required to be made in a specified currency other than U.S. dollars and such currency is:

  •
  unavailable due to the imposition of exchange controls or other circumstances beyond our control;

  •
  no longer used by the government of the country issuing such currency; or

  •
  no longer used for the settlement of transactions by public institutions of, or within, the international banking community;

then all payments with respect to the debt security shall be made in U.S. dollars until such currency is again available or so used. The amount so payable on any date in such foreign currency shall be converted into U.S. dollars at a rate determined on the basis of the most recently available market exchange rate or as otherwise determined in good faith by us if the foregoing is impracticable. Any payment in respect of such debt security made under such circumstances in U.S. dollars will not constitute an event of default under the indenture under which such debt security will have been issued.

        If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

        The debt securities will not provide for any adjustment to any amount payable as a result of:

  •
  any change in the value of the specified currency of those debt securities relative to any other currency due solely to fluctuations in exchange rates; or

  •
  any redenomination of any component currency of any composite currency, unless that composite currency is itself officially redenominated.

        Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on debt securities made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the accompanying prospectus supplement.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You.

        The debt securities will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than U.S. dollars. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based on an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. If a debt security is denominated in a specified currency other than U.S. dollars, any judgment under New York law will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree.

Changes in the Value of Underlying Assets of Indexed Debt Securities Could Result in a Substantial Loss to You.

        An investment in indexed debt securities may have significant risks that are not associated with a similar investment in a debt instrument that:

  •
  has a fixed principal amount;

  •
  is denominated in U.S. dollars; and

  •
  bears interest at either a fixed rate or a floating rate based on nationally or internationally published interest rate references.

        The risks of a particular indexed debt security will depend on the terms of that indexed debt security. Such risks may include, but are not limited to, the possibility of significant changes in the prices of:

  •
  the underlying assets;

  •
  another objective price; and

  •
  economic or other measures making up the relevant index.

        Underlying assets could include:

  •
  currencies;

  •
  commodities;

  •
  securities (individual or baskets); and

  •
  indices.

        The risks associated with a particular indexed debt security generally depend on factors over which we have no control and which cannot readily be foreseen. These risks include:

  •
  economic events;

  •
  political events; and

  •
  the supply of, and demand for, the underlying assets.

        In recent years, currency exchange rates and prices for various underlying assets have been highly volatile. Such volatility may continue in the future. Fluctuations in rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any indexed debt security.

        In considering whether to purchase indexed debt securities, you should be aware that the calculation of amounts payable on indexed debt securities may involve reference to prices that are published solely by third parties or entities that are not regulated by the laws of the United States.

        The risk of loss as a result of linking of principal or interest payments on indexed debt securities to an index and to the underlying assets can be substantial. You should consult your own financial and legal advisors as to the risks of an investment in indexed debt securities.

The Return on Indexed Notes May Be Below the Return on Similar Standard Debt Securities.

        Depending on the terms of an indexed note, as specified in the accompanying prospectus supplement, you may not receive any interest payments or receive only very low interest payments on such indexed note. Similarly, depending on the terms of an indexed note, you may receive at maturity a principal payment that is equal to, less than, or only marginally greater than your initial investment in the notes. As a result, the overall return on such indexed note may be less than the amount you would have earned by investing in a standard debt security that bears interest at a prevailing market fixed or floating rate.

An Indexed Note May Be Linked to Volatile Underlying Assets, Which May Adversely Affect Your Investment.

        Some underlying assets are highly volatile, which means that their value may increase or decrease significantly over a short period of time. It is impossible to predict the future performance of underlying assets based on historical performance. The amount of principal or interest that can be expected to become payable on an indexed note may vary substantially from time to time. Because the amounts payable with respect to an indexed note are generally calculated based on the price, value or level of the relevant underlying assets on a specified date or over a limited period of time, volatility in the underlying assets increases the risk that the return on the indexed note may be adversely affected by a fluctuation in the level of the relevant underlying assets.

        The volatility of underlying assets may be affected by financial, political, military or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed note.

If You Purchase an Indexed Note, You Will Have No Rights with Respect to any Underlying Assets to which Such Indexed Note is Linked.

        Investing in an indexed note will not make you a holder of any of the underlying assets or any of their components. As a result, you will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to any of the underlying assets or any of their components.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our historical ratios of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,	Year Ended December 31,
	2012	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	4.16	3.89	3.39	2.22	1.96	2.24

        In computing the ratio of earnings to fixed charges, "earnings" consist of pretax income from continuing operations, interest expense and other adjustments. Interest expense includes interest expense related to the cardmember lending activities, international banking operations, and charge card and other activities in our consolidated statements of income included in the documents incorporated by reference into this prospectus. Interest expense does not include interest on liabilities recorded in accordance with GAAP governing accounting for uncertainty in income taxes. Our policy is to classify such interest in income tax provision in the consolidated statements of income.

        For purposes of computing "earnings," other adjustments included adding the amortization of capitalized interest, the net loss of affiliates accounted for under the equity method whose debt is not guaranteed by the Company, the non-controlling interest in the earnings of majority-owned subsidiaries with fixed charges, and the interest component of rental expense, and subtracting undistributed net income of affiliates accounted for under the equity method.

        "Fixed charges" consist of interest expense and other adjustments, including capitalized interest costs and the interest component of rental expense.

 USE OF PROCEEDS

        Except as may be otherwise set forth in the prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of these securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

        The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be either senior debt securities that rank on an equal basis with all of our other senior unsecured and unsubordinated debt, or subordinated debt securities that rank junior to all of our senior unsecured debt.

        The following description briefly sets forth certain general terms and provisions of the debt securities. The prospectus supplement for a particular series of debt securities will describe the particular terms of the debt securities we offer and the extent to which these general provisions may apply to that particular series of debt securities.

        We will issue our senior debt securities under a senior debt indenture, dated as of August 1, 2007, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. We will issue our subordinated debt securities under a subordinated debt indenture, dated as of August 1, 2007, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures." When we refer to the indentures in this prospectus, we mean the indentures as they have been supplemented.

        The indentures, together with a form of supplemental indenture, have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

        The following summaries of certain provisions of the indentures are not complete and are qualified in their entirety by reference to the indentures. You should read the indentures for further information. If we make no distinction in the following summaries between the senior debt securities and the subordinated debt securities or between the indentures, such summaries refer to any debt securities and either indenture. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable definition into that statement.

Provisions Applicable to Both Senior and Subordinated Debt Securities

Issuances in Series

        The indentures allow us to issue debt securities from time to time under either indenture without limitation as to amount. We may issue the debt securities in one or more series with the same or different terms. We need not issue all debt securities of the same series at the same time (provided that any further securities issued as part of a single series with any outstanding securities of any series will have a separate CUSIP number unless the further securities either (i) have no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) are issued in a qualified reopening for U.S. federal income tax purposes). All debt securities of the same series need not bear interest at the same rate or mature on the same date. Each indenture permits the appointment of a different trustee for each series of debt securities. If there is at any time more than one trustee under the indentures, the term "trustee" means each such trustee and will apply to each such trustee only with respect to those series of debt securities for which it is serving as trustee.

        We may sell debt securities at a substantial discount below their stated principal amount that bear no interest or below market rates of interest. The accompanying prospectus supplement will describe the material federal income tax consequences and special investment considerations applicable to any such series of debt securities.

        Unless otherwise specified for the debt securities denominated in a currency other than U.S. dollars or as otherwise specified in an accompanying prospectus supplement, we will issue debt securities only in fully registered form in denominations of $1,000 and integral multiples thereof in excess of that amount. The debt securities will be denominated in U.S. dollars and payments of principal of and premium, if any, and interest on the debt securities will be made in U.S. dollars unless we provide otherwise in an accompanying prospectus supplement. If any of the debt securities are to be denominated in a foreign currency or currency unit, or if the principal of and premium, if any, and any interest on any of the debt securities is to be payable at your option or at our option in a currency, including a currency unit, other than that in which such debt securities are denominated, we will provide additional information pertaining to such debt securities in an accompanying prospectus supplement.

        The prospectus supplement relating to any series of debt securities being offered will contain the specific terms relating to the offering. These terms will include some or all of the following (to the extent not otherwise described in this prospectus):

  •
  the designation, aggregate principal amount and authorized denominations of the debt securities;

  •
  the percentage of the principal amount at which we will sell the debt securities and whether the debt securities will be "original issue discount" securities for U.S. federal income tax purposes;

  •
  the maturity date or the method for determining the maturity date;

  •
  the terms for exchange, if any, of the debt securities;

  •
  the interest rate or rates, if any, or the method for computing such rate or rates;

  •
  the interest payment dates or the method for determining such dates;

  •
  if other than U.S. dollars, the currency or currencies in which debt securities may be denominated and purchased and the currency or currencies (including composite currencies) in which principal, premium, if any, and any interest may be payable;

  •
  if the currency for which debt securities may be purchased or in which principal, premium, if any, and any interest may be payable is at the election of us or the purchaser, the manner in which such an election may be made and the terms of such election;

  •
  if other than denominations of $1,000 and integral multiples thereof in excess of that amount, the denominations in which the debt securities shall be issuable;

  •
  if other than cash, the type and amount of securities or other property, or the method by which such amount shall be determined, in which principal, premium, if any, and any interest may be payable at the election of us or the purchaser;

  •
  any mandatory or optional sinking fund, redemption or other similar terms;

  •
  any index or other method used to determine the amount of principal, premium, if any, and interest, if any, on the debt securities;

  •
  whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

  •
  information describing any book-entry features;

  •
  if a trustee other than The Bank of New York Mellon is named for the debt securities, the name and corporate trust office of such trustee;

  •
  any material federal income tax consequences;

  •
  any material provisions of the indentures that do not apply to the debt securities; and

  •
  any other specific terms of the debt securities.

  Interest and Interest Rates

        Each debt security will bear interest from its date of issue or from the most recent date to which interest on that series of debt securities has been paid or duly provided for, at the annual rate or at a rate determined according to an interest rate formula, stated in the debt security and in an accompanying prospectus supplement, until the principal of the debt security is paid or made available for payment. We will pay interest, if any, on each interest payment date and at maturity or upon redemption or repayment, if any. Interest payment date means the date on which payments of interest on a debt security (other than payments on maturity) are to be made. Maturity means the date on which the principal of a debt security becomes due and payable, whether at the stated maturity or by declaration of acceleration or otherwise. Stated maturity means the date specified in a debt security as the date on which principal of the debt security is due and payable. Any debt security that has a specified currency of pounds sterling will mature in compliance with the regulations the Bank of England may promulgate from time to time.

        We will pay interest to the person in whose name a debt security is registered at the close of business on the regular record date next preceding the applicable interest payment date. Regular record date means the date on which a debt security must be held in order for the holder to receive an interest payment on the next interest payment date. However, we will pay interest at maturity or upon redemption or repayment to the person to whom we pay the principal. The first payment of interest on any debt security originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next regular record date.

        Unless we specify otherwise in an accompanying prospectus supplement, the interest payment dates and the regular record dates for fixed rate debt securities shall be described below under "Fixed Rate Debt Securities." The interest payment dates for floating rate debt securities shall be as indicated in an accompanying prospectus supplement, and unless we specify otherwise in an accompanying prospectus supplement, each regular record date for a floating rate debt security will be the fifteenth day (whether or not a business day) next preceding each interest payment date.

        Each debt security will bear interest either at a fixed rate or a floating rate determined by reference to an interest rate formula that may be adjusted by a spread or spread multiplier, if any. Spread means the number of basis points, if any, to be added or subtracted to the Commercial Paper Rate, the Federal Funds Rate, the CD Rate, LIBOR, EURIBOR, the Prime Rate, the Treasury Rate or any other interest rate index in effect from time to time with respect to a debt security, which amount will be set forth in such debt security and the related accompanying prospectus supplement. Spread multiplier means the percentage by which the Commercial Paper Rate, the Federal Funds Rate, the CD Rate, LIBOR, EURIBOR, the Prime Rate, the Treasury Rate or any other interest rate index in effect from time to time with respect to a debt security is to be multiplied, which amount will be set forth in such debt security and the related accompanying prospectus supplement. Any floating rate debt security may also have either or both of the following: (1) a maximum numerical interest rate limitation, or ceiling, on the rate of interest that may accrue during any interest period; and (2) a minimum numerical interest rate limitation, or floor, on the rate of interest that may accrue during any interest period.

        The accompanying prospectus supplement will designate one of the following interest rate bases as applicable to each debt security:

  •
  a fixed rate per year, in which case the debt security will be a fixed rate debt security;

  •
  the Commercial Paper Rate, in which case the debt security will be a Commercial Paper Rate debt security;

  •
  the Federal Funds Rate, in which case the debt security will be a Federal Funds Rate debt security;

  •
  the CD Rate, in which case the debt security will be a CD Rate debt security;

  •
  LIBOR, in which case the debt security will be a LIBOR debt security;

  •
  EURIBOR, in which case the debt security will be a EURIBOR debt security;

  •
  the Prime Rate, in which case the debt security will be a Prime Rate debt security;

  •
  the Treasury Rate, in which case the debt security will be a Treasury Rate debt security; or

  •
  such other interest rate formula as is set forth in an accompanying prospectus supplement.

        We will specify in the accompanying prospectus supplement for each floating rate debt security the applicable index maturity for the debt security. Index maturity means the period of time designated by us as the representative maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated as set forth in a floating rate debt security bearing interest at one of those rates and in the accompanying prospectus supplement.

  Fixed Rate Debt Securities

        Each fixed rate debt security will bear interest from its date of issue at the annual rate stated on the debt security. Unless we indicate otherwise in an accompanying prospectus supplement, the interest payment dates for the fixed rate debt securities will be on February 1 and August 1 of each year and the regular record dates will be on January 15 and July 15 of each year. Unless we specify otherwise in an accompanying prospectus supplement, interest on fixed rate debt securities will be computed and paid on the basis of a 360-day year of twelve 30-day months.

  Floating Rate Debt Securities

        The interest rate on each floating rate debt security will be equal to either (1) the interest rate calculated by reference to the specified interest rate formula (as specified in an accompanying prospectus supplement) plus or minus the spread, if any, or (2) the interest rate calculated by reference to the specified interest rate formula multiplied by the spread multiplier, if any. We will specify in an accompanying prospectus supplement the interest rate basis and the spread or spread multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each floating rate debt security. In addition, such accompanying prospectus supplement may contain particulars as to the calculation agent, calculation dates, index maturity, initial interest rate, interest determination dates, interest payment dates, regular record dates and interest reset dates with respect to such debt security.

        Except as provided below, interest on floating rate debt securities will be payable on the maturity date and:

  •
  in the case of floating rate debt securities with a daily, weekly or monthly interest reset date (as defined below), on the third Wednesday of each month or on the third Wednesday of March, June, September and December as specified in an accompanying prospectus supplement;

  •
  in the case of floating rate debt securities with a quarterly interest reset date, on the third Wednesday of March, June, September and December of each year as specified in an accompanying prospectus supplement;

  •
  in the case of floating rate debt securities with a semi-annual interest reset date, on the third Wednesday of two months of each year as specified in an accompanying prospectus supplement; and

  •
  in the case of floating rate debt securities with an annual interest reset date, on the third Wednesday of one month of each year as specified in an accompanying prospectus supplement.

        If any interest payment date for any floating rate debt security would otherwise be a day that is not a business day for that floating rate debt security, the interest payment date for that floating rate debt security shall be postponed to the next day that is a business day for that floating rate debt security, except that in the case of a LIBOR debt security or a EURIBOR debt security, if such day falls in the next calendar month, the interest payment date shall be the immediately preceding day that is a business day. If the maturity date of a floating rate debt security falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date.

        As used in this prospectus, business day means:

  •
  with respect to any payment, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Borough of Manhattan, New York City are authorized or required by law or executive order to close;

  •
  when used for any other purpose, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Borough of Manhattan, New York City, or in the city in which the corporate trust office of the trustee is located, are authorized or required by law or executive order to close;

  •
  for debt securities, the interest rate of which is based on LIBOR only, such day shall also be a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Business Day");

  •
  for debt securities, the interest rate of which is based on EURIBOR only, such day shall be any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system, or TARGET, is open; and

  •
  for debt securities having a specified currency other than U.S. dollars only, any day that, in the capital city of the country issuing the specified currency, except for Australian dollars or Canadian dollars, which will be based on the cities of Sydney or Toronto, respectively, is not a day on which banking institutions are authorized or obligated to close, or for euros, any day which is not a day on which TARGET is closed.

        The rate of interest on each floating rate debt security will be reset on the interest reset date that will be weekly, monthly, quarterly, semi-annually or annually, as we specify in an accompanying prospectus supplement. The interest reset date will be:

  •
  in the case of floating rate debt securities (other than Treasury Rate debt securities) that reset weekly, the Wednesday of each week;

  •
  in the case of Treasury Rate debt securities that reset weekly, the Tuesday of each week;

  •
  in the case of floating rate debt securities that reset monthly, the third Wednesday of each month;

  •
  in the case of floating rate debt securities that reset quarterly, the third Wednesday of March, June, September and December; and

  •
  in the case of floating rate debt securities that reset semi-annually, the third Wednesday of two months of each year, as specified in an accompanying prospectus supplement, and in the case of floating rate debt securities that reset annually, the third Wednesday of one month of each year, as specified in an accompanying prospectus supplement.

        However, in each case the interest rate in effect from the date of issue to the first interest reset date with respect to a floating rate debt security will be the initial interest rate set forth in an accompanying prospectus supplement. If any interest reset date for any floating rate debt security would otherwise be a day that is not a business day for that floating rate debt security, the interest reset date for that floating rate debt security shall be postponed to the next day that is a business day for that floating rate debt security, except that in the case of a LIBOR debt security or a EURIBOR debt security, if such business day is in the next succeeding calendar month, the interest reset date shall be the immediately preceding business day.

        The interest rate applicable to each interest accrual period beginning on an interest reset date will be the rate determined on the calculation date, if any, by reference to the interest determination date. Calculation date means the date, if any, on which the calculation agent (as defined below) is to calculate an interest rate for a floating rate debt security.

        Unless otherwise specified in the accompanying prospectus supplement, the calculation date, where applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after that interest determination date or, if such day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity date, as the case may be. Calculation agent means the agent we appoint to calculate interest rates on floating rate debt securities. The calculation agent will be The Bank of New York Mellon unless we specify otherwise in an accompanying prospectus supplement.

        The interest determination date pertaining to an interest reset date will be:

  •
  the second business day preceding such interest reset date for (1) a Commercial Paper Rate debt security, (2) a Federal Funds Rate debt security, (3) a CD Rate debt security or (4) a Prime Rate debt security;

  •
  the second business day preceding such interest reset date for a LIBOR debt security or a EURIBOR debt security; or

  •
  the day of the week in which such interest reset date falls on which Treasury bills would normally be auctioned for a Treasury Rate debt security.

        Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, such Friday will be the interest determination date for the Treasury Rate debt security pertaining to the interest reset date occurring in the next succeeding week. If an auction date shall fall on any interest reset date for a Treasury Rate debt security, then such interest reset date shall instead be the first business day immediately following such auction date. Unless otherwise specified in the accompanying prospectus supplement, the interest determination date pertaining to a floating rate note, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days prior to each interest reset date for such floating rate note. Each interest rate basis will be determined and compared on such date, and the applicable interest rate will take effect on the related interest reset date, as specified in the accompanying prospectus supplement.

        Unless we specify otherwise in an accompanying prospectus supplement, the interest payable on each interest payment date or at maturity for floating rate debt securities will be the amount of interest accrued from and including the issue date or from and including the last interest payment date to which interest has been paid, as the case may be, to, but excluding, such interest payment date or the date of maturity, as the case may be.

        Accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of a debt security by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from and including the later of (a) the date of issue and (b) the last day to which interest has been paid or duly provided for to but excluding the last date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded to the nearest one hundred-thousandth of a percentage point (e.g., 9.876544% and 9.876545% being rounded to 9.87654% and 9.87655%, respectively)) for each such day is computed by dividing the interest rate (expressed as a decimal rounded to the nearest one hundred-thousandth of a percentage point) applicable to such date by 360, in the case of Commercial Paper Rate debt securities, Federal Funds Rate debt securities, CD Rate debt securities, LIBOR debt securities, EURIBOR debt securities and Prime Rate debt securities, or by the actual number of days in the year, in the case of Treasury Rate debt securities. All dollar amounts used in or resulting from calculations on floating rate debt securities will be rounded to the nearest cent with one half cent being rounded upward.

        The calculation agent will, upon the request of the holder of any floating rate debt security, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made on the most recent interest determination date with respect to such debt security. For purposes of calculating the rate of interest payable on floating rate debt securities, we will enter into an agreement with the calculation agent.

        In addition to any maximum interest rate that may be applicable to any floating rate debt security, the interest rate on the floating rate debt securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with few exceptions, is 25% per year (calculated on a simple interest basis). This limit only applies to obligations that are less than $2,500,000.

  Commercial Paper Rate Debt Securities

        A Commercial Paper Rate debt security will bear interest at an interest rate calculated with reference to the Commercial Paper Rate and the spread or spread multiplier, if any, that we specify in the Commercial Paper Rate debt security and in an accompanying prospectus supplement.

        Unless we indicate otherwise in an accompanying prospectus supplement, Commercial Paper Rate for any interest determination date will be the money market yield (calculated as described below) of the rate on that date for commercial paper having the index maturity designated in an accompanying prospectus supplement as such rate is published by the Federal Reserve in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Federal Reserve, to which we refer as "H.15(519),"under the heading "Commercial Paper—Nonfinancial."

        The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

  •
  In the event that such rate is not published prior to 3:00 p.m., New York City time, on the applicable calculation date, then the Commercial Paper Rate shall be the money market yield of the rate on such date for commercial paper having the index maturity designated in an accompanying prospectus supplement as published in the daily update of H.15(519), available through the worldwide website of the Federal Reserve at http://www.federalreserve.gov/releases/H15/update, or any successor site or publication, to which we refer as "H.15 Daily Update," under the heading "Commercial Paper—Nonfinancial" (with an index maturity of one month or three months being deemed to be equivalent to an index maturity of 30 days or 90 days, respectively).

  •
  If by 3:00 p.m., New York City time, on such calculation date such rate is not yet published in H.15(519) or H.15 Daily Update, then the Commercial Paper Rate for such interest determination date shall be calculated by the calculation agent and shall be the money market yield of the arithmetic mean (each as rounded to the nearest one hundred-thousandth of a percentage point) of the offered rates of three leading dealers of commercial paper in New York City selected by the calculation agent, after consultation with us, as of 11:00 a.m., New York City time, on such date, for commercial paper having the index maturity designated in an accompanying prospectus supplement placed for a non-financial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency.

  •
  If the dealers selected by the calculation agent are not quoting as mentioned in the previous sentence, the Commercial Paper Rate with respect to such interest determination date will be the same as the Commercial Paper Rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        Money market yield will be a yield (expressed as a percentage rounded to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

Money Market Yield	=	D × 360 360–(D × M)	=	100

where "D" refers to the annual rate for the commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

  Federal Funds Rate Debt Securities

        A Federal Funds Rate debt security will bear interest at an interest rate calculated with reference to the Federal Funds Rate and the spread or spread multiplier, if any, that we specify in the Federal Funds Rate debt security and in an accompanying prospectus supplement.

        Unless we indicate otherwise in an accompanying prospectus supplement, Federal Funds Rate for any interest determination date will be the rate on that date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)," as such rate is displayed on Reuters 3000 Xtra Service ("Reuters") (or any successor service) on page FEDFUNDS1 (or any page which may replace such page).

        The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

  •
  If that rate is not published by 3:00 p.m., New York City time, on the applicable calculation date, the Federal Funds Rate will be the rate on such interest determination date as published in H.15 Daily Update under the heading "Federal Funds (Effective)."

  •
  If such rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the applicable calculation date, then the Federal Funds Rate for such interest determination date will be calculated by the calculation agent and will be the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point) of the rates as of 9:00 a.m., New York City time, on such date for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in New York City selected by the calculation agent, after consultation with us.

  •
  If the brokers selected by the calculation agent are not quoting as mentioned in the previous sentence, the Federal Funds Rate with respect to such interest determination date will be the same as the Federal Funds Rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

  CD Rate Debt Securities

        A CD Rate Note will bear interest at an interest rate calculated with reference to the CD Rate and the spread or spread multiplier, if any, that we specify in the CD Rate debt security and in an accompanying prospectus supplement.

        Unless we indicate otherwise in an accompanying prospectus supplement, the CD Rate for any interest determination date will be the rate on that date for negotiable certificates of deposit having the index maturity designated in an accompanying prospectus supplement as published in H.15(519) under the heading "CDs (Secondary Market)."

        The following procedures will be followed if the CD Rate cannot be determined as described above:

  •
  If that rate is not published by 3:00 p.m., New York City time, on the applicable calculation date, the CD Rate will be the rate on such interest determination date for negotiable certificates of deposit of the index maturity designated in an accompanying prospectus supplement as published in H.15 Daily Update under the heading "CDs (Secondary Market)."

  •
  If such rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on such calculation date, then the CD Rate on such interest determination date will be calculated by the calculation agent and will be the arithmetic mean (each as rounded to the nearest one hundred-thousandth of a percentage point) of the secondary market offered rates as of 10:00 a.m., New York City time, on such date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the calculation agent, after consultation with us, for negotiable certificates of deposit of major United States money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the index maturity designated in an

  •
  accompanying prospectus supplement in an amount that is representative for a single transaction in that market at that time.

  •
  If the dealers selected by the calculation agent are not quoting as mentioned in the previous sentence, the CD Rate with respect to such interest determination date will be the same as the CD Rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

  LIBOR Debt Securities

        A LIBOR debt security will bear interest at an interest rate calculated with reference to LIBOR and the spread or spread multiplier, if any, that we specify in the LIBOR debt security and in an accompanying prospectus supplement.

        Unless we indicate otherwise in an accompanying prospectus supplement, LIBOR will be determined by the calculation agent in accordance with the following provisions in the order set forth below:

  •
  On each interest determination date, LIBOR will be determined on the basis of the offered rate for deposits in the London interbank market in the index currency (as defined below) having the index maturity designated in an accompanying prospectus supplement commencing on the second business day immediately following such interest determination date that appears on the Designated LIBOR Page (as defined below) or a successor reporter of such rates selected by the calculation agent and acceptable to us, as of 11:00 a.m., London time, on such interest determination date. If no rate appears on the Designated LIBOR Page, LIBOR in respect of such interest determination date will be determined as if the parties had specified the rate described in the following paragraph.

  •
  With respect to an interest determination date relating to a LIBOR debt security to which the last sentence of the previous paragraph applies, the calculation agent will request the principal London offices of each of four major reference banks (which may include any underwriters, agents or their affiliates) in the London interbank market selected by the calculation agent after consultation with us to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity designated in the accompanying prospectus supplement commencing on the second London business day immediately following such interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is at least U.S. $1,000,000 or the approximate equivalent in such index currency that is representative for a single transaction in such index currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in the accompanying prospectus supplement), in the principal financial center of the country of the specified index currency, on that interest determination date for loans made in the index currency to leading European banks having the index maturity designated in the accompanying prospectus supplement commencing on the second London business day immediately following such interest determination date and in a principal amount that is representative for a single transaction in that index currency in that market at such time by three major reference banks (which may include any underwriters, agents or their affiliates) in such principal financial center selected by the calculation agent after consultation with us; provided, however, that if fewer than three reference banks so selected by the calculation agent are quoting such rates as mentioned in this sentence, LIBOR with respect to such interest determination date will be the same as LIBOR in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        "Index currency" means the currency (including currency units and composite currencies) specified in the accompanying prospectus supplement as the currency with respect to which LIBOR will be calculated. If no currency is specified in the accompanying prospectus supplement, the index currency will be U.S. dollars.

        "Designated LIBOR Page" means the display on page LIBOR01 (or any other page specified in the accompanying prospectus supplement) of Reuters (or any successor service) for the purpose of displaying the London interbank offered rates of major banks for the applicable index currency (or such other page as may replace that page on that service for the purpose of displaying such rates).

  EURIBOR Debt Securities

        Each EURIBOR debt security will bear interest for each interest reset period at an interest rate equal to EURIBOR and any spread or spread multiplier as specified in the debt security and an accompanying prospectus supplement.

        The calculation agent will determine EURIBOR on each EURIBOR determination date. The EURIBOR determination date is the second business day prior to the interest reset date for each interest reset period.

        On a EURIBOR determination date, the calculation agent will determine EURIBOR for each interest reset period as follows.

        The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in an accompanying prospectus supplement, commencing on the interest reset date, which appears on page EURIBOR01 on Reuters or any successor service as of 11:00 a.m., Brussels time, on that interest determination date.

        If EURIBOR cannot be determined on a EURIBOR determination date as described above, then the calculation agent will determine EURIBOR as follows:

    •
    The calculation agent for the EURIBOR debt security will select four major banks in the euro-zone interbank market.

    •
    The calculation agent will request that the principal euro-zone offices of those four selected banks provide their offered quotations to prime banks in the euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. These quotations shall be for deposits in euros for the period of the specified index maturity, commencing on the interest reset date. Offered quotations must be based on a principal amount equal to at least €1,000,000 or the approximate equivalent in U.S. dollars that is representative of a single transaction in such market at that time.

  (1)
  If two or more quotations are provided, EURIBOR for the interest reset period will be the arithmetic mean of those quotations.

  (2)
  If less than two quotations are provided, the calculation agent will select three major banks in the euro-zone after consultation with us and follow the steps in the two bullet points below:

  •
  The calculation agent will then determine EURIBOR for the interest reset period as the arithmetic mean of rates quoted by those three major banks in the euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. The rates quoted will be for loans in euros, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least €1,000,000 or the approximate equivalent in U.S. dollars that is representative of a single transaction in such market at that time.

  •
  If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest reset period will be the same as for the immediately preceding interest reset period. If there was no preceding interest reset period, the rate of interest will be the initial interest rate.

        "Euro-zone" means the region comprised of the member states of the European Union that adopted the Euro as their single currency in accordance with the Treaty establishing the European Community, as amended.

  Prime Rate Debt Securities

        A Prime Rate debt security will bear interest at an interest rate calculated with reference to the Prime Rate and the spread or spread multiplier, if any, that we specify in the Prime Rate debt security and in an accompanying prospectus supplement.

        Unless we indicate otherwise in an accompanying prospectus supplement, Prime Rate for any interest determination date will be the rate on that date as published in H.15(519) under the heading "Bank Prime Loan."

        The following procedures will be followed if the Prime Rate cannot be determined as described above:

  •
  If the rate is not published by 3:00 p.m., New York City time, on the calculation date, then the Prime Rate will be the rate on that interest determination date as published in H.15 Daily

    Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading "Bank Prime Loan."

  •
  If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters page USPRIME1 ("Reuters page USPRIME1") as that bank's prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date as quoted on Reuters page USPRIME1 Page on that interest determination date.

  •
  If fewer than four rates appear on Reuters page USPRIME1 Page for that interest determination date, the calculation agent will determine the Prime Rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by three major banks in New York City selected by the calculation agent, after consultation with us, from which quotations are requested.

  •
  If the banks so selected by the calculation agent are not quoting rates as described above, the Prime Rate with respect to that interest determination date will be the same as the Prime Rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        Reuters Screen USPRIME 1 Page means the display designated as page "USPRIME 1" of the Reuters Monitor Money Rates Service, or any successor service, or any other page that may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

  Treasury Rate Debt Securities

        A Treasury Rate debt security will bear interest at an interest rate calculated with reference to the Treasury Rate and the spread or spread multiplier, if any, that we specify in the Treasury Rate debt security and in an accompanying prospectus supplement.

        Unless we indicate otherwise in an accompanying prospectus supplement, the Treasury Rate for any interest determination date will be the rate applicable to the auction held on such date of direct obligations of the United States ("Treasury bills") having the index maturity specified in the accompanying prospectus supplement as such rate appears opposite the caption "INVEST RATE" on the display on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace such page) or page USAUCTION11 (or any other page as may replace such page).

        The following procedures will be followed if the Treasury Rate cannot be determined as above:

  •
  If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the Treasury Rate will be the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High."

  •
  In the event that the results of the auction of Treasury bills having the index maturity specified in an accompanying prospectus supplement are not published or reported as provided above by 3:00 p.m., New York City time, on such calculation date, or if no such auction is held on such interest determination date, then the calculation agent will determine the Treasury Rate to be the bond equivalent yield of the auction rate of such Treasury bills as announced by the U.S. Department of the Treasury.

  •
  In the event that the auction rate of Treasury bills having the index maturity designated in the accompanying prospectus supplement is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the Treasury rate will be the bond equivalent yield of the rate on that interest determination date of Treasury bills having the index maturity designated in the accompanying prospectus supplement as published in H.15(519) under the heading "U.S. Government Securities/ Treasury Bills/Secondary Market" or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on that interest determination date of such Treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading "U.S. Government Securities/Treasury Bills/Secondary Market."

  •
  In the event such rate is not published by 3:00 p.m., New York City time, on such calculation date, then the calculation agent will calculate the Treasury rate, which will be a bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary U.S. government securities dealers selected by the calculation agent after consultation with us for the issue of Treasury bills with a remaining maturity closest to the index maturity designated in the accompanying prospectus supplement.

  •
  If the dealers selected by the calculation agent are not quoting bid rates as mentioned in this sentence, the Treasury rate with respect to the interest determination date will be the same as the Treasury rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        Bond Equivalent Yield means a yield (expressed as a percentage) calculated as follows:

Bond Equivalent Yield	=	D × N 360–(D × M)	=	100

where "D" refers to the applicable annual rate for the Treasury bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

  Amortizing Debt Securities

        We may from time to time offer amortizing debt securities on which a portion or all of the principal amount is payable prior to stated maturity:

  •
  in accordance with a schedule;

  •
  by application of a formula; or

  •
  based on an index.

Further information concerning additional terms and conditions of any amortizing debt securities, including terms of repayment of such debt securities, will be set forth in the accompanying prospectus supplement.

  Indexed Debt Securities

        We may also issue indexed debt securities on which the principal amount payable at maturity, premium, if any, and/or interest payments are determined with reference to the price or prices of specified commodities (including baskets of commodities), securities (including baskets of securities), interest rate indices, interest rate or exchange rate swap indices, the exchange rate of one or more specified currencies (including baskets of currencies or a composite currency) relative to an indexed currency, or such other price or exchange rate or other financial or non-financial index or indices as we may specify in such indexed debt security and in the accompanying prospectus supplement for the indexed debt security. Holders of indexed debt securities may receive a principal amount at maturity that is greater than, equal to, or less than the face amount of the indexed debt securities depending upon the relative value at maturity of the specified index. We will provide information on the method for determining the principal payable at maturity, premium, if any and/or interest payments in an accompanying prospectus supplement for the indexed debt securities. Certain historical information, where applicable, with respect to the specified indexed item or items and tax considerations associated with an investment in indexed debt securities will also be provided in an accompanying prospectus supplement.

        Notwithstanding anything to the contrary contained herein or in the accompanying prospectus, for purposes of determining the rights of a holder of an indexed debt security in respect of voting for or against amendments to the indentures and modifications and the waiver of rights thereunder, the principal amount of such indexed debt security shall be deemed to be equal to the face amount thereof upon issuance. The amount of principal payable at maturity will be specified in an accompanying prospectus supplement.

Original Issue Discount Debt Securities

        We may issue original issue discount debt securities at an issue price (as specified in the accompanying prospectus supplement) that is less than 100% of the principal amount of such debt securities (i.e., par). Original issue discount debt securities may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount debt security and par is referred to herein as the "discount." In the event of redemption, repayment or acceleration of maturity of an original issue discount debt security, the amount payable to the holder of an original issue discount debt security will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount debt security (if applicable), multiplied by the initial redemption percentage specified in the accompanying prospectus supplement (as adjusted by the initial redemption percentage reduction, if applicable) and (b) any unpaid interest on such original issue discount debt security accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.

        Unless otherwise specified in the accompanying prospectus supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an original issue discount debt security, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable original issue discount debt security (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such original issue discount debt security and an assumption that the maturity of such original issue discount debt security will not be accelerated. If the period from the date of issue to the initial interest payment date, or the initial period, for an original issue discount debt security is shorter than the compounding period for such original issue discount debt security, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code.

        Certain original issue discount debt securities may not be treated as having original issue discount for federal income tax purposes, and debt securities other than original issue discount debt securities may be treated as issued with original issue discount for federal income tax purposes. We refer you to "Certain U.S. Federal Income Tax Consequences."

Payment

        Unless otherwise specified in an accompanying prospectus supplement, principal and premium, if any, and interest, if any, on the debt securities will be payable initially at the principal corporate trust office of the trustee. At our option, payment of interest may be made, subject to collection, by check mailed to the holders of record at the address registered with the trustee.

        If the principal of or premium, if any, and interest, if any, on any series of debt securities is payable in foreign currencies or if debt securities are sold for foreign currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to such debt securities will be described in an accompanying prospectus supplement.

Redemption and Repayment

        Unless we specify otherwise in an accompanying prospectus supplement, the debt securities will not be redeemable prior to their stated maturity. If we so specify in an accompanying prospectus supplement, the debt security will be redeemable on or after the date or dates set forth in such supplement, either in whole or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount to be redeemed or at such other price or prices set forth in such prospectus supplement. We will pay interest accrued on a redeemed debt security to the date of redemption, and will give notice of redemption no more than 60 and not less than 30 days prior to the date of redemption. The debt securities will not be subject to any sinking fund or to any provisions for repayment at your option unless we specify otherwise in the accompanying prospectus supplement.

Modification of the Indenture

        We may make modifications and amendments to the indentures with respect to one or more series of debt securities by supplemental indentures without the consent of the holders of those debt securities in the following instances:

  •
  to evidence the succession of another corporation to us and the assumption by such successor of our obligations under the indenture;

  •
  to add to or modify our covenants or events of default for the benefit of the holders of the debt securities;

  •
  to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

  •
  to surrender any right or power conveyed by the indenture upon us;

  •
  to establish the form or terms of the debt securities of any series;

  •
  to cure any ambiguity or make any other provisions with respect to matters or questions arising under the indentures that will not adversely affect the interests of the holders in any material respect;

  •
  to modify, eliminate or add to the provisions of the indentures as necessary to qualify it under any applicable federal law;

  •
  to name, by supplemental indenture, a trustee other than The Bank of New York Mellon for a series of debt securities;

  •
  to provide for the acceptance of appointment by a successor trustee;

  •
  to add to or modify the provisions of the indentures to provide for the denomination of debt securities in foreign currencies;

  •
  to supplement any provisions of the indentures as is necessary to permit or facilitate the defeasance and discharge of any debt securities as described in this prospectus;

  •
  to prohibit the authentication and delivery of additional series of debt securities; or

  •
  to modify the provisions of the indentures provided that such modifications do not apply to any outstanding security.

        Any other modifications or amendments of the indentures by way of supplemental indenture require the consent of the holders of a majority in principal amount of the debt securities at the time outstanding of each series affected. However, no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

  •
  modify the terms of payment of principal, premium or interest;

  •
  reduce the percentage of holders of debt securities necessary to modify or amend the indentures or waive our compliance with any restrictive covenant; or

  •
  subordinate the indebtedness evidenced by the debt securities to any of our other indebtedness.

Events of Default, Notice and Waiver

        The indentures provide holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indentures.

        Unless otherwise stated in the accompanying prospectus supplement, an event of default with respect to any series of debt securities will be:

  •
  default in the payment of the principal of, or premium, if any, on any debt security of that series when it is due and payable;

  •
  default in making a sinking fund payment or analogous obligation, if any, when due and payable;

  •
  default for 30 days in the payment of an installment of interest, if any, on any debt security of that series;

  •
  default for 60 days after written notice to us in the performance of any other covenant in respect of the debt securities of that series;

  •
  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or our property;

  •
  an event of default with respect to any other series of debt securities outstanding under the indentures or as defined in any other indenture or instrument under which we have outstanding any indebtedness for borrowed money, as a result of which indebtedness of us of at least $50,000,000 principal amount shall have been accelerated and that acceleration shall not have been annulled within 15 days after written notice thereof; and

  •
  any other event of default provided in or pursuant to the applicable resolution of our Board of Directors or the supplemental indenture under which that series of debt securities is issued.

        An event of default with respect to a particular series of debt securities issued under the indentures does not necessarily constitute an event of default with respect to any other series of debt securities. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of the holders of that series.

        If an event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of 25% in aggregate principal amount of the debt securities of that series may declare the principal, or in the case of discounted debt securities, such portion thereof as may be described in an accompanying prospectus supplement, of all the debt securities of that series to be due and payable immediately.

        The indentures contain a provision entitling the trustee to be indemnified to its reasonable satisfaction by the holders before exercising any right or power under the indentures at the request of any of the holders. The indentures provide that the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee with respect to the debt securities of that series. The right of a holder to institute a proceeding with respect to the indentures is subject to certain conditions precedent including notice and indemnity to the trustee. However, the holder has an absolute right to receipt of principal and premium, if any, at stated maturity and interest on any overdue principal and interest or to institute suit for the enforcement thereof.

        The holders of not less than a majority in principal amount of the outstanding debt securities of any series under the indentures may on behalf of the holders of all the debt securities of that series waive any past defaults, except a default in payment of the principal of or premium, if any, or interest, if any, on any debt security of that series and a default in respect of a covenant or provision of the indentures that cannot be amended or modified without the consent of the holder of each debt security affected.

        We are required by the indentures to furnish to the trustee annual statements as to the fulfillment of our obligations under the indentures.

Defeasance of the Indentures and Debt Securities

        The indentures permit us to be discharged from our obligations under the indentures and with respect to a particular series of debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance.

        Unless an accompanying prospectus supplement states otherwise, if we deposit with the trustee sufficient cash and/or government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of such series of debt securities, then from and after the ninety-first day following such deposit:

  •
  we will be deemed to have paid and discharged the entire indebtedness on the debt securities of any series; and

  •
  our obligations under the indentures with respect to the debt securities of that series will cease to be in effect, except for certain obligations to register the transfer or exchange of the debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust.

        The indentures also provides that the defeasance will not be effective unless we deliver to the trustee a written opinion of our counsel to the effect that holders of the debt securities subject to defeasance will not recognize gain or loss on those debt securities for federal income tax purposes solely as a result of the defeasance and that the holders of those debt securities will be subject to federal income tax in the same amounts and at the same times as would be the case if the defeasance had not occurred.

        Following the defeasance, holders of the applicable debt securities would be able to look only to the trust fund for payment of principal and premium, if any, and interest, if any, on their debt securities.

Governing Law

        The laws of the State of New York will govern the indentures and the debt securities.

Concerning the Trustee

        The Bank of New York Mellon, the trustee under the indentures, provides corporate trust services to us. In addition, affiliates of the trustee provide substantial investment banking, bank and corporate trust services and extend credit to us and many of our subsidiaries. We and our affiliates may have other customary banking relationships (including other trusteeships) with the trustee.

Global Securities and Global Clearance and Settlement Procedures

        We may issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless we state otherwise in the accompanying prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if we use a depositary.

        Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

        Unless stated otherwise in an accompanying prospectus supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear, (outside of the United States) if you are participants of such systems, or indirectly through organizations that are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

        As long as the debt securities of a series are represented by the global securities, we will pay principal of and interest and premium on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream, Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants. If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the accompanying prospectus supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

        We have been advised by DTC, Clearstream, Luxembourg and Euroclear, respectively, as follows:

  •
  As to DTC:  DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

  •
  As to Clearstream, Luxembourg:  Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

        Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

        As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg

customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include the underwriters for the debt securities. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

        Distributions with respect to the debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

  •
  As to Euroclear:  Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

    Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

    The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

    The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

    •
    transfers of securities and cash within Euroclear;

    •
    withdrawal of securities and cash from Euroclear; and

    •
    receipt of payments with respect to securities in Euroclear.

    All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants. Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

        Global certificates are generally not transferable. We will issue physical certificates to beneficial owners of a global security if:

  •
  the depositary notifies us that it is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation and we are unable to locate a qualified successor depositary;

  •
  an event of default occurs with respect to the applicable series of securities; or

  •
  we decide in our sole discretion that we do not want to have the debt securities of that series represented by global certificates.

        If any of the events described in the preceding paragraph occurs, we will issue definitive securities in certificated form in an amount equal to a holder's beneficial interest in the securities. Definitive securities will be issued in minimum denominations of $1,000 and integral multiples thereof in excess of that amount, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the debt securities.

        In the event definitive securities are issued:

  •
  holders of definitive securities will be able to receive payments of principal and interest on their debt securities at the office of our paying agent maintained in the Borough of Manhattan or, at our option, by check mailed to the address of the person entitled to the payment at his or her address in the security register;

  •
  holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the corporate trust office of The Bank of New York Mellon. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer; and

  •
  any moneys we pay to our paying agents for the payment of principal and interest on the debt securities that remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.

        You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of debt securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Provisions Applicable Solely to Subordinated Securities

General

        We may issue subordinated debt securities in one or more series under the subordinated debt indenture. Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these securities. The subordinated debt securities will rank on an equal basis with certain of our other subordinated debt that may be outstanding from time to time and will rank junior to all of our senior indebtedness, as defined below, including any senior debt securities, that may be outstanding from time to time.

        If subordinated debt securities are issued under the subordinated indenture, the aggregate principal amount of senior indebtedness outstanding as of a recent date will be set forth in the accompanying prospectus supplement. Neither the senior nor the subordinated indenture restricts the amount of senior indebtedness that we may incur.

Subordination

        The payment of the principal of, and premium, if any, and interest on the subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the subordinated indenture, in right of payment to the prior payment in full of all of our senior indebtedness. The term senior indebtedness is defined in the subordinated indenture as indebtedness we incur for money borrowed, all deferrals, renewals or extensions of any of that indebtedness and all evidences of indebtedness issued in exchange for any of that indebtedness. Senior indebtedness also includes our guarantees of the foregoing items of indebtedness for money borrowed by persons other than us, unless, in any such case, that indebtedness or guarantee provides by its terms that it will not constitute senior indebtedness.

        The subordinated debt indenture provides that, unless all principal of, and any premium or interest on, the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment or other distribution may be made with respect to the subordinated indebtedness in the following circumstances:

  •
  any acceleration of the principal amount due on the subordinated debt securities;

  •
  our dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings;

  •
  a default in the payment of principal, premium, if any, sinking fund or interest with respect to any of our senior indebtedness; or

  •
  an event of default, other than a default in the payment of principal, premium, if any, sinking funds or interest, with respect to any senior indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders of senior indebtedness to accelerate its maturity, and such event of default has not been cured or waived.

A merger, consolidation or conveyance of all or substantially all of our assets on the terms and conditions provided in the subordinated indenture will not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of these subordination provisions.

        If the holders of subordinated securities receive any payment or distribution of our assets not permitted by the subordination provisions, the holders of subordinated debt securities will have to repay that amount to the holders of the senior debt securities or to the trustee.

Subrogation

        After the payment in full of all senior indebtedness, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of our assets or securities applicable to the senior indebtedness until the subordinated debt securities are paid in full. Under these subrogation provisions, no payments or distributions to the holders of senior indebtedness which otherwise would have been payable or distributable to holders of the subordinated debt securities will be deemed to be a payment by us to or on the account of the senior indebtedness. These provisions of the subordinated indenture are intended solely for the purpose of defining the relative rights of the holders of the subordinated debt securities and the holders of the senior debt securities. Nothing contained in the subordinated indenture is intended to impair our absolute obligation to pay the principal of and premium and interest on the subordinated debt securities in accordance with their terms or to affect the relative rights of the holders of the subordinated debt securities and our creditors other than the holders of the senior indebtedness. These subrogation provisions of the subordinated indenture will not prevent the holder of any subordinated debt security from exercising all remedies otherwise permitted by applicable law upon default of that security, subject to the rights of subordination described above.

Provisions Applicable Solely to Senior Securities

Restrictions as to Liens

        The senior indenture includes a covenant providing that we will not at any time directly or indirectly create, or allow to exist or be created, any mortgage, pledge, encumbrance or lien of any kind upon:

  •
  any shares of capital stock owned by us of any of American Express Travel Related Services Company, Inc. or American Express Banking Corporation and any one or more of our subsidiaries that succeeds to all or substantially all of the business or ownership of the property of those companies, so long as they continue to be our subsidiaries, which we refer to collectively as the "principal subsidiaries"; or

  •
  any shares of capital stock owned by us of a subsidiary that owns, directly or indirectly, capital stock of the principal subsidiaries.

        However, liens of this nature are permitted if we provide that the senior debt securities will be secured by the lien equally and ratably with any and all other obligations also secured, for as long as any other obligations of that type are so secured. Also, we may incur or allow to exist upon the stock of the principal subsidiaries liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or which we are contesting in good faith, or liens of judgments that are on appeal or are discharged within 60 days.

        This covenant will cease to be binding on us with respect to any series of the senior debt securities to which this covenant applies following discharge of those senior debt securities.

DESCRIPTION OF PREFERRED SHARES

General

        The following briefly summarizes certain of the material terms of our preferred shares. Other pricing and related terms will be disclosed in the accompanying prospectus supplement. You should read the accompanying prospectus supplement together with the certificate of designation relating to that series and our amended and restated certificate of incorporation for a more detailed description of a particular series of preferred shares and other provisions that may be important to you.

        Under our amended and restated certificate of incorporation, we are authorized to issue 20,000,000 preferred shares, par value $1.66 2/3 per share. We do not currently have any outstanding preferred shares and therefore all 20,000,000 shares are still available for issuance. Our Board of Directors is authorized to issue our preferred shares from time to time in one or more series with such designations, voting powers, dividend rates, rights of redemption, conversion rights or other special rights, preferences and limitations as may be stated in resolutions adopted by our Board of Directors.

        The preferred shares will have the dividend, liquidation and voting rights set forth below unless otherwise provided in the prospectus supplement relating to a particular series of preferred shares. You should read the prospectus supplement relating to the particular series of the preferred shares being offered for specific terms, including:

  •
  the title and number of shares offered and liquidation preference per share;

  •
  the price per share;

  •
  the dividend rate, the dates on which dividends will be payable, the conditions under which dividends will be payable or the method of determining that rate, dates and conditions;

  •
  whether dividends will be cumulative or non cumulative and, if cumulative, the dates from which dividends will begin to accumulate;

  •
  whether dividends are participating or non-participating;

  •
  any redemption, sinking fund or analogous provisions;

  •
  any conversion or exchange provisions;

  •
  whether we have elected to offer depositary shares with respect to the preferred shares, as described below under "Depositary Shares";

  •
  whether the preferred shares will have voting rights, in addition to the voting rights described below, and, if so, the terms of those voting rights;

  •
  the procedures for any auction and remarketing of the preferred shares; and

  •
  any additional dividend, liquidation, redemption, sinking fund or other rights, preferences, privileges, limitations and restrictions.

        When issued, the preferred shares will be fully paid and nonassessable.

Dividend Rights

        All preferred shares will be of equal rank with each other regardless of series. If the stated dividends or the amounts payable on liquidation are not paid in full, the preferred shares of all series will share ratably in the payment of dividends and in any distribution of assets. All preferred shares will have dividend rights prior to the dividend rights of the common shares.

Rights Upon Liquidation

        Unless otherwise specified in the accompanying prospectus supplement, in the event of a liquidation, each series of the preferred shares will rank on an equal basis with all other outstanding preferred shares and prior to the common stock as to dividends and distributions.

Voting Rights

        Except as described below, the holders of preferred shares have no voting rights, other than as may be required by law. Whenever dividends payable on the preferred shares of any series will be in arrears in an aggregate amount at least equal to six full quarterly dividends on that series, the holders of the outstanding preferred shares of all series will have the special right, voting separately as a single class, to elect two directors at the next succeeding annual meeting of shareholders. Subject to the terms of any outstanding series of preferred shares, the holders of common stock and the holders of one or more series of preferred shares then entitled to vote will have the right, voting as a single class, to elect the remaining authorized number of directors.

        At each meeting of shareholders at which the holders of the preferred shares will have this special right, the presence in person or by proxy of the holders of record of one-third of the total number of the preferred shares of all series then issued and outstanding will constitute a quorum of that class. Each director elected by the holders of the preferred shares of all series will hold office until the annual meeting of shareholders next succeeding that election and until that director's successor, if any, is elected by those holders and qualified or until the death, resignation or removal of that director in the manner provided in our by-laws. A director elected by the holders of the preferred shares of all series may only be removed without cause by those holders. In case any vacancy will occur among the directors elected by the holders of the preferred shares of all series, that vacancy may be filled for the unexpired portion of the term by vote of the remaining directors elected by such shareholders, or that director's successor in office. If such vacancy occurs more than 90 days prior to the first anniversary of the next preceding annual meeting of shareholders, the vacancy may be filled by the vote of those shareholders taken at a special meeting of those shareholders called for that purpose. Whenever all arrears of dividends on the preferred shares of all series will have been paid and dividends for the current quarterly period will have been paid or declared and provided for, the right of the holders of the preferred shares of all series to elect two directors will terminate at the next succeeding annual meeting of shareholders.

        The consent of the holders of at least two-thirds of the outstanding preferred shares voting separately as a single class will be required for:

  •
  the authorization of any class of shares ranking prior to the preferred shares as to dividends or upon liquidation, dissolution or winding up;

  •
  an increase in the authorized amount of any class of shares ranking prior to the preferred shares; or

  •
  the authorization of any amendment to our restated certificate of incorporation or by-laws that would adversely affect the relative rights, preferences or limitations of the preferred shares. If any such amendment will adversely affect the relative rights, preferences or limitations of one or more, but not all, of the series of preferred shares then outstanding, the consent of the holders of at least two-thirds of the outstanding preferred shares of the several series so affected will be required in lieu of the consent of the holders of at least two-thirds of the outstanding preferred shares of all series.

In any case in which the holders of the preferred shares will be entitled to vote separately as a single class, each holder of preferred shares of any series will be entitled to one vote for each such share held.

 DESCRIPTION OF DEPOSITARY SHARES

        The following summary does not purport to be complete. You should read the deposit agreement and depositary receipts relating to each series of preferred shares filed with the SEC in connection with the offering of that series of preferred shares.

        We may elect to offer fractional interests in preferred shares rather than preferred shares, with those rights and subject to the terms and conditions that we may specify in the related prospectus supplement. If we do, we will select a depositary that will issue to the public receipts for depositary shares, each of which will represent fractional interests of a particular series of preferred shares. These depositary receipts will be distributed in accordance with the terms of the offering described in the related prospectus supplement.

        The depositary will be a bank or trust company that has its principal office in the United States. We will deposit the preferred shares underlying the depositary shares with the depositary under the terms of a separate deposit agreement. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary.

DESCRIPTION OF COMMON SHARES

        We are authorized to issue up to 3,600,000,000 common shares, par value $0.20 each. At October 26, 2012, we had outstanding 1,119,062,132 common shares. As of December 31, 2011, we had reserved approximately 90 million common shares for issuance with respect to the dividend reinvestment plan as well as various employee stock plans and employee benefit plans.

        The following description of the common shares does not purport to be complete and is subject to, and qualified in its entirety by reference to the applicable provisions of the New York Business Corporation Law, our amended and restated certificate of incorporation and our by-laws.

        Dividends.    Subject to the prior rights of holders of any preferred shares, holders of common shares are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for that purpose.

        Liquidation Rights.    In the event of our liquidation, dissolution or winding up, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of common shares are entitled to ratable distribution of the remaining assets available for distribution to shareholders.

        Voting Rights.    Each common share is entitled to one vote on all matters submitted to a vote of shareholders. Holders of the common shares do not have cumulative voting rights.

        No Redemption Provisions.    The common shares are not subject to redemption by operation of a sinking fund or otherwise.

        No Preemptive Rights.    Holders of common shares are not entitled to preemptive rights.

        No Assessment.    The issued and outstanding common shares are fully paid and nonassessable.

        Transfer Agent and Registrar.    The transfer agent and registrar for the common shares is Computershare Shareowner Services LLC, 480 Washington Boulevard, 29th Floor, Jersey City, New Jersey 07310.

        Certain provisions of our amended and restated certificate of incorporation and our by-laws as well as the New York Business Corporations Law may have the effect of encouraging persons considering unsolicited tender offers or unilateral takeover proposals for us to negotiate with the Board of Directors and could thereby have an effect of delaying, deferring or preventing a change in control. These provisions include:

        Authorized But Unissued Shares.    As of October 26, 2012, 2,476,983,030 common shares and 20,000,000 preferred shares were authorized but unissued and 3,954,838 common shares were held by us as treasury shares. Such shares could be issued without stockholder approval in transactions that might prevent or render more difficult or costly the completion of a takeover transaction. In this regard, our amended and restated certificate of incorporation grants the Board of Directors broad corporate power to establish the rights and preferences of preferred stock, one or more classes or series of which could be issued which would entitle holders to exercise rights which could have the effect of impeding a takeover, including rights to convert or exchange the stock into common shares or other securities or to demand redemption of the stock at a specified price under prescribed circumstances related to a change of control.

        Advance Notice By-law.    Under our by-laws, written notice of any proposal to be presented by any shareholder or any person to be nominated by any shareholder for election as a director must be received by our secretary at our principal executive offices not less than 90 nor more than 120 days prior to the anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is not within 25 days before or after such anniversary date, such notice must be received not later than 10 days following the day on which the date of the meeting is first disclosed to the shareholders or publicly, whichever occurs first.

 DESCRIPTION OF SECURITIES WARRANTS

        We may issue warrants for the purchase of:

  •
  debt securities,

  •
  preferred shares,

  •
  depositary shares,

  •
  common shares, or

  •
  equity securities issued by one of our affiliated or unaffiliated corporations or other entity.

        Each securities warrant will entitle the holder to purchase for cash the amount of securities at the exercise price stated or determinable in the prospectus supplement for the securities warrants. We may issue these securities warrants independently or together with any other securities offered by any prospectus supplement. The securities warrants may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the securities warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of such securities warrants.

        The prospectus supplement relating to any securities warrants that we may offer will contain the specific terms of the securities warrants. These terms will include some or all of the following:

  •
  the title and aggregate number of the securities warrants;

  •
  the price or prices at which the securities warrants will be issued;

  •
  the currency or currencies or currency unit or units in which the price of the securities warrants may be payable;

  •
  the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the securities warrants;

  •
  the designation and terms of the other securities, if any, with which the securities warrants are to be issued and the number of the securities warrants issued with each other security;

  •
  the currency or currencies or currency unit or units in which the principal of or any premium or interest on the securities purchasable upon exercise of the securities warrant will be payable;

  •
  if applicable, the date on and after which the securities warrants and the related securities will be separately transferable;

  •
  the price at which and currency or currencies or currency unit or units in which the securities purchasable upon exercise of the securities warrants may be purchased;

  •
  the date on which the right to exercise the securities warrants will commence and the date on which that right will expire;

  •
  the minimum or maximum amount of the securities warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of any material U.S. federal income tax considerations applicable to the exercise of the securities warrants; and

  •
  any other terms of the securities warrants, including terms, procedures and limitations relating to the exchange and exercise of the securities warrants.

DESCRIPTION OF CURRENCY WARRANTS

        We may issue warrants entitling the holder to receive the cash value in U.S. dollars of the right to purchase or the right to sell foreign currencies or composite currencies.

        Each issue of currency warrants will be issued under a warrant agreement to be entered into between us and a warrant agent. The currency warrant agent will act solely as our agent under the applicable currency warrant agreement and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of such currency warrants.

        The prospectus supplement relating to any currency warrants that we may offer will contain the specific terms of the currency warrants. These terms will include some or all of the following:

  •
  the aggregate amount and number of the currency warrants;

  •
  the offering price of the currency warrants;

  •
  the designated currency of the currency warrants, which currency may be a foreign currency or a composite currency, and information regarding that currency or composite currency;

  •
  the date on which the right to exercise the currency warrants commences and the date on which that right expires;

  •
  the manner in which the currency warrants may be exercised;

  •
  the circumstances which will cause the currency warrants to be deemed automatically exercised;

  •
  the minimum number, if any, of the currency warrants exercisable at any one time and any other restrictions on exercise;

  •
  the method of determining the amount payable in connection with the exercise of the currency warrants, including the strike price or range of strike prices of the currency warrants, the method of determining the spot exchange rate and the U.S. dollar settlement value for the currency warrants;

  •
  the securities exchange on which the currency warrants will be listed, if any;

  •
  whether the currency warrants will be represented by certificates or issued in book-entry form;

  •
  the place or places at which payment of the cash settlement value of the currency warrants is to be made, if applicable;

  •
  information with respect to book-entry procedures, if any;

  •
  the plan of distribution of the currency warrants; and

  •
  any other terms of the currency warrants.

        Prospective purchasers of the currency warrants should be aware of special U.S. federal income tax considerations applicable to instruments such as the currency warrants. The prospectus supplement relating to each issue of currency warrants will describe such tax considerations.

 DESCRIPTION OF OTHER WARRANTS

        We may issue other warrants to buy or sell:

  •
  debt securities of or guaranteed by the United States,

  •
  units of a stock index or stock basket,

  •
  a commodity, or

  •
  a unit of a commodity index or another item or unit of an index.

        We refer to the property in the above clauses as the warrant property. Other warrants will be settled either through physical delivery of the warrant property or through payment of a cash settlement value as set forth in the accompanying prospectus supplement. Other warrants will be issued under a warrant agreement to be entered into between us and a warrant agent. The other warrant agent will act solely as our agent under the applicable other warrant agreement and will not assume any obligation or relationship of agency or trust for or with any holder or beneficial owner of such other warrants.

        The prospectus supplement relating to any other warrants that we may offer will contain the specific terms of the other warrants. These terms will include some or all of the following:

  •
  the title and aggregate number of the other warrants;

  •
  the offering price of the other warrants;

  •
  the material risk factors of the other warrants;

  •
  the warrant property of the other warrants;

  •
  the procedures and conditions relating to the exercise of the other warrants;

  •
  the date on which the right to exercise the other warrants will commence and the date on which that right will expire;

  •
  the identity of the other warrant agent for the other warrants;

  •
  whether the certificates evidencing the other warrants will be issuable in definitive registered form or global form or both;

  •
  a discussion of any material U.S. federal income tax considerations applicable to the exercise of the other warrants; and

  •
  any other terms of the other warrants, including any terms that may be required or advisable under applicable law.

        The other warrants may entail significant risks, including, without limitation, the possibility of significant fluctuations in the market for the applicable warranty property, potential illiquidity in the secondary market and the risk that they will expire worthless. These risks will vary depending on the particular terms of the other warrants and will be more fully described in the accompanying prospectus supplement.

ERISA CONSIDERATIONS

        A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended, to which we refer as ERISA, should consider the fiduciary standards of ERISA in the context of the ERISA plan's particular circumstances before authorizing an investment in the offered securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

        Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended, to which we refer as the Code, prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan's investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under non-U.S. federal, state or local law ("similar law"). Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.

        We, directly or through our affiliates, may be considered a "party in interest" or a "disqualified person" to a large number of plans. A purchase of offered securities by any such plan would be likely to result in a prohibited transaction between us and the plan.

        Accordingly, unless otherwise provided in the related prospectus supplement, offered securities may not be purchased, held or disposed of by any plan or any other person investing "plan assets" of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following statutory exemptions, Prohibited Transaction Class Exemptions, to which we refer as PTCE, issued by the United States Department of Labor or a similar exemption or exception applies to such purchase, holding and disposition:

  •
  PTCE 96-23 for transactions determined by in-house asset managers;

  •
  PTCE 95-60 for transactions involving insurance company general accounts;

  •
  PTCE 91-38 for transactions involving bank collective investment funds;

  •
  PTCE 90-1 for transactions involving insurance company separate accounts; or

  •
  PTCE 84-14 for transactions determined by independent qualified professional asset managers.

        In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any plan involved in the transaction, and provided further that the plan pays no more than "adequate consideration" in connection with the transaction (the "service provider exemption").

        Unless otherwise provided in the related prospectus supplement, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to us on each day including the dates of its purchase of the offered securities through and including the date of disposition of such offered securities that either:

          (a)   it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing securities or interest therein on behalf of, or with "plan assets" of, any such plan;

          (b)   its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempt from the prohibited transaction provisions of ERISA and the Code by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the service provider exemption, or another applicable exemption; or

          (c)   it is a governmental plan (as defined in Section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited under any similar law.

        Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the exemptions listed above.

        Please consult the accompanying prospectus supplement for further information with respect to a particular offering of securities.

 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain United States federal income tax considerations that may be relevant to persons considering the purchase of the debt securities covered by this prospectus. This summary does not address United States federal income tax considerations that may be relevant to persons considering the purchase of the preferred shares, depositary shares, common shares, securities warrants, currency warrants or other warrants covered by this prospectus. For a discussion of certain United States federal income tax considerations that may be relevant to persons considering the purchase of preferred shares, depositary shares, common shares, securities warrants, currency warrants or other warrants, please refer to the accompanying prospectus supplement. This summary, which does not represent tax advice, is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations.

        This summary deals only with debt securities that will be held as capital assets and, except where otherwise specifically stated, is addressed only to persons who purchase debt securities in the initial offering. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold debt securities as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction or persons that have a "functional currency" other than the U.S. dollar. Prospective purchasers of debt securities should review the accompanying prospectus supplements for summaries of special United States federal income tax considerations that may be relevant to a particular issue of debt securities, including any floating rate debt securities, amortizing debt securities, indexed debt securities or foreign currency debt securities (defined below).

        As used herein, the term "United States Holder" means a beneficial owner of a debt security that is (i) a citizen or resident of the United States; (ii) a corporation (or an entity taxable as a corporation for United States federal income tax purposes), that was established under the laws of the United States, any state thereof, or the District of Columbia; or (iii) an estate or trust whose world-wide income is subject to United States federal income tax. If a partnership holds debt securities, the tax treatment of partners will generally depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding debt securities should accordingly consult their own tax advisors. As used herein, the term "Non-United States Holder" means a beneficial owner of a debt security that is not a United States Holder and is not a partnership.

Tax Consequences to United States Holders

        Payments of Interest.    Payments of qualified stated interest (as defined below under "—Original Issue Discount") on a debt security will be taxable to a United States Holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the United States Holder's method of tax accounting).

        Unless otherwise specified in the applicable prospectus supplement, debt securities will be denominated in U.S. dollars and payments of principal of, and interest on, debt securities will be made in U.S. dollars. Debt securities may be denominated in a currency other than U.S. dollars, which we refer to as foreign currency debt securities. If such payments of interest are made with respect to a foreign currency debt security, the amount of interest income realized by a United States Holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the exchange rate in effect on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. A United States Holder that uses the accrual method of accounting for tax purposes will accrue interest income on the foreign currency debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within the United States Holder's taxable year) or, at the accrual-basis United States Holder's election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if such date is within five business days of the last day of the accrual period. A United States Holder that makes such election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service, or IRS. A United States Holder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a foreign currency debt security if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss but generally will not be treated as an adjustment to interest income received on the debt security.

        Purchase, Sale, Exchange and Retirement of Debt Securities.    A United States Holder's tax basis in a debt security generally will equal the cost of such debt security to such holder, increased by any amounts includible in income by the holder as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest (as defined below) made on such debt security.

        In the case of a foreign currency debt security, the cost of such debt security to a United States Holder will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a foreign currency debt security that is traded on an established securities market, a cash-basis United States Holder (and, if it so elects, an accrual-basis United States Holder) will determine the U.S. dollar value of the cost of such debt security by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to a United States Holder's tax basis in a debt security in respect of original issue discount, market discount and premium denominated in a specified currency will be determined in the manner described under "—Original Issue Discount" and "—Premium and Market Discount" below. The conversion of U.S. dollars to a specified currency and the immediate use of the specified currency to purchase a foreign currency debt security generally will not result in taxable gain or loss for a United States Holder.

        Upon the sale, exchange or retirement of a debt security, a United States Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the United States Holder's tax basis in such debt security. If a United States Holder receives a currency other than the U.S. dollar in respect of the sale, exchange or retirement of a debt security, the amount realized will be the U.S. dollar value of the specified currency received calculated at the exchange rate in effect on the date the instrument is disposed of or retired. In the case of a foreign currency debt security that is traded on an established securities market, a cash-basis United States Holder and, if it so elects, an accrual-basis United States Holder will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the sale. The election available to accrual-basis United States Holders in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, discussed above, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

        Except as discussed below with respect to market discount, short-term debt securities (as defined below) and foreign currency gain or loss, gain or loss recognized by a United States Holder generally will be long-term capital gain or loss if the United States Holder has held the debt security for more than one year at the time of disposition. Long-term capital gains recognized by an individual United States Holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deductibility of capital losses is subject to limitations.

        Gain or loss recognized by a United States Holder on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income received on the debt securities.

        Original Issue Discount.    United States Holders of debt securities with original issue discount, or OID, generally will be subject to the special tax accounting rules for obligations issued with OID provided by the Code and certain regulations promulgated thereunder, which we refer to as the OID Regulations. Debt securities issued with OID will be referred to as original issue discount debt securities. Notice will be given in the accompanying prospectus supplement when we determine that a particular debt security is an original issue discount debt security. United States Holders of such original issue discount debt securities should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for United States federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

        A debt security will generally be considered to be issued with OID if its stated redemption price at maturity (as defined below) exceeds its issue price (as defined below) by more than a de minimis amount (generally, 0.25% of such stated redemption price multiplied by the number of complete years to maturity). The "stated redemption price at maturity" of a debt security is generally the sum of all payments to be made on the debt security other than payments of qualified stated interest. "Qualified stated interest" is generally stated interest that is unconditionally payable in cash or in property (other than our debt instruments) at least annually during the entire term of a debt security at a single fixed rate or, subject to certain conditions, based on one or more interest indices. The "issue price" of each debt security in a particular offering will generally be the first price at which a substantial amount of that particular offering is sold to the public (ignoring sales to underwriters, placement agents or wholesalers).

        In general, each United States Holder of an original issue discount debt security, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the "daily portions" of OID on the debt security for all days during the taxable year that the United States Holder owns the debt security. The daily portions of OID on an original issue discount debt security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an original issue discount debt security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial United States Holder, the amount of OID on an original issue discount debt security allocable to each accrual period is determined by (a) multiplying the adjusted issue price (as defined below) of the original issue discount debt security at the beginning of the accrual period by the yield to maturity (as defined below) of such original issue discount debt security (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The "yield to maturity" of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of such debt security. The "adjusted issue price" of an original issue discount debt security at the beginning of any accrual period will generally be the sum of its issue price (generally including accrued interest, if any) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to such debt security in all prior accrual periods. As a result of this "constant-yield" method of including OID in income, the amounts includible in income by a United States Holder in respect of an original issue discount debt security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

        A United States Holder generally may make an irrevocable election to include in its income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount paid by such United States Holder for such debt security) under the constant-yield method described above. For debt securities purchased at a premium or bearing market discount in the hands of the United States Holder, the United States Holder making such election will also be deemed to have made the election (discussed below under "—Premium and Market Discount") to amortize premium or to accrue market discount in income currently on a constant-yield basis.

        In the case of an original issue discount debt security that is also a foreign currency debt security, a United States Holder should determine the U.S. dollar amount includible in income as OID for each accrual period by (a) calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above, and (b) translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period (or portion thereof within a United States Holder's taxable year) or, at the United States Holder's election (as described above under "—Payments of Interest"), at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if such date is within five business days of the last day of the accrual period. Because exchange rates may fluctuate, a United States Holder of an original issue discount debt security that is also a foreign currency debt security may recognize a different amount of OID income in each accrual period than would the holder of an otherwise similar original issue discount debt security denominated in U.S. dollars. All payments on an original issue discount debt security (other than payments of qualified stated interest) will generally be viewed first as payments of previously accrued OID (to the extent thereof), with payments attributed first to the earliest-accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount debt security), a United States Holder will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount debt security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

        A subsequent United States Holder of an original issue discount debt security that purchases the debt security at a cost less than its remaining redemption amount (as defined below), or an initial United States Holder that purchases an original issue discount debt security at a price other than the debt security's issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if the United States Holder acquires the original issue discount debt security at a price greater than its adjusted issue price, such holder is required to reduce its periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The "remaining redemption amount" for a debt security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

        Floating rate debt securities generally will be treated as "variable rate debt instruments" under the OID Regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as "qualified stated interest" and such a debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a "variable rate debt instrument", such debt security will be subject to special rules, which we refer to as the Contingent Payment Regulations, that govern the tax treatment of debt obligations that provide for contingent payments, which we refer to as Contingent Debt Obligations. Prospective purchasers of floating rate debt securities should carefully examine the accompanying prospectus supplement to see if the Company has determined that such debt securities constitute Contingent Debt Obligations. If it has, they should consult their own tax advisors with respect to the tax consequences to them of such obligations.

        Certain of the debt securities may be subject to special redemption, repayment or interest rate reset features, as indicated in the accompanying prospectus supplement. Debt securities containing such features, in particular original issue discount debt securities, may be subject to special rules that differ from the general rules discussed above. Purchasers of debt securities with such features should carefully examine the accompanying prospectus supplement and should consult their own tax advisors with respect to such debt securities because the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the purchased debt securities.

        Premium and Market Discount.    A United States Holder of a debt security that purchases the debt security at a cost greater than its remaining redemption amount (as defined in the third preceding paragraph) will be considered to have purchased the debt security at a premium, and may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by the United States Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A United States Holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. Original issue discount debt securities purchased at a premium will not be subject to the OID rules described above.

        In the case of premium in respect of a foreign currency debt security, a United States Holder should calculate the amortization of such premium in the specified currency. Amortization deductions attributable to a period reduce interest income attributable to payments in respect of that period and therefore are translated into U.S. dollars at the exchange rate used by the United States Holder for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a debt security based on the difference between the exchange rate on the date or dates such premium is recovered through interest payments on the debt security and the exchange rate on the date on which the United States Holder acquired the debt security.

        With respect to a United States Holder that does not elect to amortize such premium, the amount of such premium will be included in the United States Holder's tax basis when the debt security matures or is disposed of by the United States Holder. Therefore, a United States Holder that does not elect to amortize such premium and that holds the debt security to maturity generally will be required to treat the premium as a capital loss when the debt security matures.

        If a United States Holder of a debt security purchases the debt security at a price that is lower than its remaining redemption amount or, in the case of an original issue discount debt security, its adjusted issue price, by at least 0.25% of its remaining redemption amount (or adjusted issue price) multiplied by the number of remaining whole years to maturity, the debt security will be considered to have "market discount" in the hands of such United States Holder. In such case, gain realized by the United States Holder on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such United States Holder. In addition, the United States Holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of such debt security or, at the election of the United States Holder, under a constant yield method. Market discount on a foreign currency debt security will be accrued by a United States Holder in the specified currency. The amount includible in income by a United States Holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that the debt security is disposed of by the United States Holder.

        A United States Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If a United States Holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the United States Holder's taxable year). Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

        Short-Term Debt Securities.    The rules set forth above will also generally apply to debt securities having maturities of not more than one year, which we refer to as short-term debt securities, but with modifications, certain of which are summarized below:

        First, the OID Regulations treat none of the interest on a short-term debt security as qualified stated interest. Thus, all short-term debt securities will be original issue discount debt securities. OID will be treated as accruing on a short-term debt security ratably or, at the election of a United States Holder, under a constant yield method.

        Second, a United States Holder of a short-term debt security that uses the cash method of tax accounting and is not a bank, securities dealer, regulated investment company or common trust fund, and does not identify the short-term debt security as part of a hedging transaction, will generally not be required to include OID in income on a current basis. Such a United States Holder may be required to defer the deduction of interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, such a United States Holder will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the OID accrued with respect to the debt security during the period the United States Holder held the debt security. Notwithstanding the foregoing, a cash-basis United States Holder of a short-term debt security may elect to accrue OID into income on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A United States Holder using the accrual method of tax accounting and certain cash-basis United States Holders (including banks, securities dealers, regulated investment companies and common trust funds) generally will be required to include OID on a short-term debt security in income on a current basis.

        Third, any United States Holder (whether cash or accrual basis) of a short-term debt security can elect to accrue the "acquisition discount," if any, with respect to the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the United States Holder, under a constant-yield method based on daily compounding.

        Finally, the market discount rules will not apply to a short-term debt security.

        Debt Securities Providing for Contingent Payments.    The Contingent Payment Regulations, which govern the tax treatment of Contingent Debt Obligations, generally require accrual of interest income on a constant-yield basis in respect of such obligations at a yield determined at the time of their issuance, and may require adjustments to such accruals when any contingent payments are made. Prospective purchasers of debt securities should carefully examine the accompanying prospectus supplement to see if we have determined that such debt securities constitute Contingent Debt

Obligations. If we have, prospective purchasers should consult their own tax advisors with respect to the tax consequences to them of such obligations.

        Information Reporting and Backup Withholding.    The issuing and paying agent will be required to file information returns with the IRS with respect to payments made to United States Holders of debt securities unless an exemption exists. In addition, United States Holders who are not exempt will be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the issuing and paying agent. All individuals are subject to these requirements. In general, corporations, tax-exempt organizations and individual retirement accounts are exempt from these requirements.

Tax Consequences to Non-United States Holders

        Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a)   no withholding of United States federal income tax generally will be required with respect to the payment by us or any issuing and paying agent of principal or interest (which for purposes of this discussion includes OID) on a debt security owned by a Non-United States Holder, provided that (i) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to us through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on a debt security is described in section 881(c)(3)(A) of the Code, (iv) in the case of a registered debt security, the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-United States Holder in compliance with applicable requirements, generally made, under current procedures, on IRS Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that is it a Non-United States Holder), (v) neither we nor our paying agent has actual knowledge or reason to know that the beneficial owner of the note is a United States Holder, and (vi) in the case of payments of interest made after December 31, 2013 on debt securities issued after December 31, 2012, the beneficial owner has provided any required information with respect to its direct and indirect U.S. owners and, if the debt securities are held by or through a foreign financial institution, or FFI (as defined in the Code), the FFI has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its direct and indirect U.S. accountholders and investors, and the beneficial owner has provided any required information to the FFI;

          (b)   a Non-United States Holder will generally not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of a debt security, unless (i) such gain is effectively connected with the conduct by the holder of a trade or business in the United States, (ii) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met or (iii) in the case of payments of gross proceeds made after December 31, 2014 on debt securities issued after December 31, 2012, the beneficial owner has provided any required information with respect to its direct and indirect U.S. owners and, if the debt securities are held by or through a FFI, the FFI has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its direct and indirect U.S. accountholders and investors, and the beneficial owner has provided any required information to FFI;

          (c)   a debt security beneficially owned by an individual who at the time of death is a Non-United States Holder will generally not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such debt security would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

        If a Non-United States Holder is subject to withholding at a rate in excess of a reduced rate for which such holder is eligible under a tax treaty or otherwise, such holder may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in the debt securities.

        Notwithstanding the foregoing, a Non-United States Holder generally will be taxed in the same manner as a United States Holder with respect to interest income that is effectively connected with its U.S. trade or business. In addition, under certain circumstances, effectively connected interest income of a corporate Non-United States Holder may be subject to a "branch profits" tax imposed at a 30% rate. A Non-United States Holder with effectively connected income will, however, generally not be subject to withholding tax on interest income if, under current procedures, it delivers a properly completed IRS Form W-8ECI.

        United States information reporting requirements and backup withholding tax will not apply to payments on a debt security if the beneficial owner (1) certifies its Non-United States Holder status under penalties of perjury, generally made, under current procedures, on IRS Form W-8BEN, or satisfies documentary evidence requirements for establishing that it is a Non-United States Holder, or (2) otherwise establishes an exemption.

        Information reporting requirements will generally not apply to any payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of a foreign broker, provided that such broker derives less than 50% of its gross income for particular periods from the conduct of a trade or business in the United States, is not a controlled foreign corporation for United States federal income tax purposes, and is not a foreign partnership that, at any time during its taxable year, is 50% or more, by income or capital interest, owned by United States Holders or is engaged in the conduct of a United States trade or business.

        Backup withholding tax will generally not apply to the payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of any broker. However, information reporting requirements will be applicable to such payment unless (1) such broker has documentary evidence in its records that the beneficial owner is a Non-United States Holder and other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Information reporting requirements and backup withholding tax will apply to the payment of the proceeds of a sale of a debt security by the U.S. office of a broker, unless the beneficial owner certifies its Non-United States Holder status under penalties of perjury or otherwise establishes an exemption.

        The rules regarding withholding, backup withholding and information reporting for Non-United States Holders are complex, may vary depending on a holder's particular situation, and are subject to change. Non-United States Holders should accordingly consult their own tax advisors as to the specific methods to use and forms to complete to satisfy these rules.

European Union Directive on Taxation of Certain Interest Payments

        Under European Council Directive 2003/48/EC on the taxation of savings income (the "Directive"), each Member State of the European Union is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or secured by such a person for, an individual beneficial owner resident in, or certain limited types of entities established in, that other Member State. However, for a transitional period, Austria and Luxembourg will (unless during such period they elect otherwise) instead operate a withholding system in relation to such payments. Under such a withholding system, the beneficial owner of the interest payment must be allowed to elect that certain provision of information procedures should be applied instead of withholding. The rate of withholding is 35%. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to exchange of information procedures relating to interest and other similar income.

        A number of non-EU countries and certain dependent or associated territories of certain Member States have adopted similar measures (either a provision of information or transitional withholding) in relation to payments made by a person within their respective jurisdictions to, or secured by such person for, an individual beneficial owner resident in, or certain limited types of entity established in, a Member State. In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those countries and territories in relation to payments made by a person in a Member State to, or secured by such person for, an individual beneficial owner resident in, or certain limited types of entities established in, one of those countries or territories.

        A proposal for amendments to the Directive has been published, including a number of suggested changes which, if implemented, would broaden the scope of the rules described above. Holders of debt securities who are in doubt as to their position should consult their professional advisers.

PLAN OF DISTRIBUTION

        We may sell the securities from time to time in one or more of the following ways:

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  to or through underwriters or dealers;

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  directly to one or more purchasers;

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  through agents; or

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  through a combination of any such methods of sale.

        The prospectus supplement with respect to the offered securities will set forth the terms of the offering, including:

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  the name or names of any underwriters or agents;

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  the purchase price of the offered securities and the proceeds to us from their sale;

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  any underwriting discounts or sales agents' commissions and other items constituting underwriters' or agents' compensation;

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  any initial public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchanges on which those securities may be listed.

        Only underwriters or agents named in the accompanying prospectus supplement are deemed to be underwriters or agents in connection with the securities offered thereby.

        If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those securities will be subject to certain conditions precedent, and unless otherwise specified in the accompanying prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered by such accompanying prospectus supplement relating to that series if any of such securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We may also sell securities directly or through agents we designate from time to time. Any agent involved in the offering and sale of the offered securities will be named in the accompanying prospectus supplement, and any commissions payable by us to that agent will be set forth in the accompanying prospectus supplement. Unless otherwise indicated in such accompanying prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in an accompanying prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities, which offers provide for payment and delivery on a future date specified in such accompanying prospectus supplement. There may be limitations on the minimum amount that may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular securities that may be sold pursuant to these arrangements.

        Institutional investors to which offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any purchasers pursuant to delayed delivery and payment arrangements will only be subject to the following two conditions:

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  the purchase by an institution of the particular securities will not, at the time of delivery, be prohibited under the laws of any jurisdiction in the United States to which that institution is subject; and

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  if the particular securities are being sold to underwriters, we will have sold to those underwriters the total principal amount or number of those securities less the principal amount or number thereof, as the case may be, covered by such arrangements.

        Underwriters will not have any responsibility in respect of the validity of these arrangements or the performance of us or institutional investors thereunder.

        In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in that respect. Underwriters and agents or their affiliates may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of business.

 LEGAL MATTERS

        The validity of the securities will be passed upon for us by Louise M. Parent, Esq., our Executive Vice President and General Counsel, 200 Vesey Street, World Financial Center, New York, New York. In connection with particular offerings of the securities in the future, unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Ms. Parent.

EXPERTS

        Our financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                        850,000 Depositary Shares
Each Representing a 1/1,000th Interest in a Share of
4.900% Fixed Rate/Floating Rate Noncumulative Preferred Shares, Series C

American Express Company

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays	Citigroup	Credit Suisse	RBC Capital Markets	Wells Fargo Securities

Co-Managers

Lloyds Securities	MUFG	Mizuho Securities	nabSecurities, LLC	SMBC Nikko

Junior Co-Managers

Mischler Financial Group, Inc.	Williams Capital Group, L.P.

February 25, 2015